Exhibit 99.3
GoIndustry-DoveBid plc
Comparative Consolidated Financial Statements and Independent Auditor’s Report Year ended December 31, 2010 and 2009
Comparative Consolidated Financial Statements and Independent Auditor’s Report Years ended December 31, 2009 and 2008

Independent Auditor’s Report to the members of GoIndustry-DoveBid plc
We have audited the Group and Parent Company financial statements (“the financial statements”) on pages 21 to 64. The financial reporting framework that has been applied in their preparation is applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union and, as regards the Parent Company financial statements, as applied in accordance with the provisions of the Companies Act 2006.
This report is made solely to the Parent Company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the Parent Company’s members those matters we are required to state to them in an Auditor’s Report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Parent Company and the Parent Company’s members as a body, for our audit work, for this report, or for the opinions we have formed.
Respective responsibilities of Directors and Auditor
As more fully explained in the Directors’ Responsibilities Statement set out on page 19, the Directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s (APB’s) Ethical Standards for Auditors.
Scope of the audit of the financial statements
A description of the scope of an audit of financial statements is provided on the APB’s website at www.frc.org.uk/apb/scope/private.cfm.
Opinion on financial statements
In our opinion
•	the financial statements give a true and fair view of the state of the Group’s and the Parent Company’s affairs as at 31 December 2010 and of the Group’s loss for the year then ended;
•	the Group financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union;
•	the Parent Company financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union and as applied in accordance with the Companies Act 2006; and
•	the financial statements have been prepared in accordance with the requirements of the Companies Act 2006.
Opinion on other matter prescribed by the Companies Act 2006
In our opinion the information given in the Directors’ Report for the financial year for which the financial statements are prepared is consistent with the financial statements.
Matters on which we are required to report by exception
We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:
•	adequate accounting records have not been kept by the Parent Company, or returns adequate for our audit have not been received from branches not visited by us; or
•	the Parent Company financial statements are not in agreement with the accounting records and returns; or
•	certain disclosures of Directors’ remuneration specified by law are not made; or
•	we have not received all the information and explanations we require for our audit.
DAVID CLARK (Senior Statutory Auditor)
For and on behalf of BAKER TILLY UK AUDIT LLP, Statutory Auditor
Chartered Accountants
25 Farringdon Street
London EC4A 4AB
27 May 2011

20 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

Consolidated Statement of Comprehensive Income
For the year ended 31 December 2010

		Year ended 31 December 2010				Year ended 31 December 2009
		Before				Before
		exceptional				exceptional
		items and	Exceptional	Other		items and	Exceptional	Other
		other	items	charges		other	items	charges
		charges	(note 6)	(note 7)	Total	charges	(note 6)	(note 7)	Total
	Note	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s
Revenue	5	40,094	—	—	40,094	41,990	—	—	41,990
Cost of sales		(12,283)	—	—	(12,283)	(16,716)	—	—	(16,716)

Direct profit		27,811	—	—	27,811	25,274	—	—	25,274

Administrative expenses		(26,926)	(409)	(893)	(28,228)	(25,857)	(1,773)	(1,036)	(28,666)

Operating profit/(loss)	8	885	(409)	(893)	(417)	(583)	(1,773)	(1,036)	(3,392)

Finance costs
Finance income	11	82	—	—	82	141	—	—	141
Finance costs	11	(354)	—	—	(354)	(972)	(414)	—	(1,386)

Finance costs — net		(272)	—	—	(272)	(831)	(414)	—	(1,245)
Share of loss of associate		—	—	—	—	(28)	—	—	(28)

Profit/(loss) before income tax		613	(409)	(893)	(689)	(1,442)	(2,187)	1,036)	(4,665)
Income tax	12	227	—	—	227	(170)	—	—	(170)

Loss for the year					(462)				(4,835)

Other comprehensive income:
Exchange losses on translation of foreign subsidiaries					(235)				(2,130)
Actuarial gains/(losses) on defined benefit pension scheme (note 22)					687				(2,150)

Other comprehensive income for the year, net of tax					452				(4,280)

Total comprehensive income for the year					(10)				(9,115)

Loss attributable to:
Equity holders of the Company					(359)				(4,916)
Non-controlling interests					(103)				81

					(462)				(4,835)

Total comprehensive income attributable to:
Equity holders of the Company					93				(9,196)
Non-controlling interests					(103)				81

					(10)				(9,115)

The tax effect on other comprehensive income is nil (2009: nil).
Revenue and operating profit/(loss) are derived from the Group’s continuing operations.
Loss per share attributable to equity holders of the Company during the year
(expressed in pence per share)

	Note	2010		2009
Basic	13	(3.7p	)	(78.2p	)
Diluted	13	(3.7p	)	(78.2p	)
2009 numbers have been restated to account for the share consolidation as disclosed in note 23.

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Consolidated Statement of Financial Position
As at 31 December 2010

		2010	2009
	Note	£000’s	£000’s
Non-current assets
Property, plant and equipment	14	350	1,026
Intangible assets	15	32,178	32,335
Deferred tax asset	21	327	—

		32,855	33,361

Current assets
Inventories	16	334	597
Trade and other receivables	17	5,515	6,649
Cash and cash equivalents	18	15,920	20,751

		21,769	27,997

Total assets		54,624	61,358

Current liabilities
Trade and other payables	19	21,422	25,611
Borrowings	20	2,053	2,317

		23,475	27,928

Non-current liabilities
Trade and other payables	19	10	358
Borrowings	20	1,162	2,048
Retirement benefit obligations	22	3,358	4,581

		4,530	6,987

Total liabilities		28,005	34,915

Net assets		26,619	26,443

Equity
Share capital	23	98	9,745
Share premium	23	22,983	22,495
Shares to be issued		—	542
Capital redemption reserve	26	28,609	18,908
Other reserves	24	54,278	54,327
Accumulated losses	25	(79,508)	(79,836)

Equity attributable to equity holders of the Company		26,460	26,181

Non-controlling interests		159	262

Total equity		26,619	26,443

The notes on pages 25 to 55 are an integral part of these consolidated financial statements.
The financial statements were approved by the Board, and authorised for issue on 27 May 2011. They were signed on its behalf by:

Jack Reinelt	Leslie-Ann Reed
Chief Executive Officer	Chief Financial Officer

27 May 2011	27 May 2011

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Consolidated Statement of Changes in Equity
for the year ended 31 December 2010

				Attrbutable to the owners of the parent
			Capital				Share	Foreign			Non-
	Share	Share	redemption	Shares to	Own shares	Acquisition	options	currency	Accumulated		controlling	TOTAL
	capital	premium	reserve	be issued	held in trust	reserve	reserve	reserve	losses	TOTAL	interests	Equity
	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s

At 1 January 2009	23,583	18,872	—	542	(974)	47,649	1,322	7,236	(71,882)	26,348	181	26,529

Comprehensive income:
Loss for the year	—	—	—	—	—	—	—	—	(4,916)	(4,916)	81	(4,835)
Other comprehensive income:
Actuarial losses on defined benefit pension scheme	—	—	—	—	—	—	—	—	(2,150)	(2,150)	—	(2,150)
Exchange losses on translation of foreign subsidiaries	—	—	—	—	—	—	—	(2,130)	—	(2,130)	—	(2,130)

Total comprehensive income	—	—	—	—	—	—	—	(2,130)	(7,066)	(9,196)	81	(9,115)

Transactions with owners:
Cancellation of shares	(18,908)	—	18,908	—	888	—	—	—	(888)	—	—	—
New shares issued	2,657	2,126	—	—	—	—	—	—	—	4,783	—	4,783
Conversion of loan notes	2,413	1,923	—	—	—	—	—	—	—	4,336	—	4,336
Cost of share issue	—	(426)	—	—	—	—	—	—	—	(426)	—	(426)
Share based payments	—	—	—	—	—	—	250	—	—	250	—	250
Transfer of shares	—	—	—	—	86	—	—	—	—	86	—	86

Total transactions with owners	(13,838)	3,623	18,908	—	974	—	250	—	(888)	9,029	—	9,029

At 1 January 2010	9,745	22,495	18,908	542	—	47,649	1,572	5,106	(79,836)	26,181	262	26,443

Comprehensive income:
Loss for the year	—	—	—	—	—	—	—	—	(359)	(359)	(103)	(462)
Other comprehensive income:
Actuarial gains on defined benefit pension scheme	—	—	—	—	—	—	—	—	687	687	—	687
Exchange losses on translation of foreign subsidiaries	—	—	—	—	—	—	—	(235)	—	(235)	—	(235)

Total comprehensive income	—	—	—	—	—	—	—	(235)	328	93	(103)	(10)
Transactions with owners:
Issue of deferred share consideration	54	488	—	(542)	—	—	—	—	—	—	—	—
Cancellation of redeemable deferred shares held	(9,701)	—	9,701	—	—	—	—	—	—	—	—	—
Share based payments	—	—	—	—	—	—	186	—	—	186	—	186

Total transactions with owners	(9,647)	488	9,701	(542)	—	—	186	—	—	186	—	186

At 31 December 2010	98	22,983	28,609	—	—	47,649	1,758	4,871	(79,508)	26,460	159	26,619

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Consolidated Statement of Cash Flows
For the year ended 31 December 2010

		2010	2009
	Note	£000’s	£000’s
Cash flows from operating activities
Cash (used by)/generated from operations	28	(3,550)	3,212
Interest paid		(354)	(1,116)
Income tax paid		(31)	(156)
Interest received		82	141

Net cash (used in)/generated from operating activities		(3,853)	2,081

Cash flows from investing activities
Purchases of property, plant and equipment (PPE)		(64)	(94)
Proceeds from sale of PPE		542	91
Purchases of intangible assets		(615)	(394)

Net cash used in investing activities		(137)	(397)

Cash flows from financing activities
Proceeds from issuance of ordinary shares		—	4,087
Decrease in borrowings		(1,150)	(1,815)

Net cash (used in)/generated by financing activities		(1,150)	2,272

Net (decrease)/increase in cash and cash equivalents		(5,140)	3,956

Cash and cash equivalents at beginning of year		20,751	18,037
Effect of foreign exchange rate changes		309	(1,242)

Cash and cash equivalents at end of year	18	15,920	20,751

The notes on pages 25 to 55 are an integral part of these consolidated financial statements.

24 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

Notes to the Consolidated Financial Statements
For the year ended 31 December 2010
1.	General information
GoIndustry-DoveBid plc (the ‘Company’) and its subsidiaries (together the ‘Group’) is a global market leader in the service, management, and disposal of surplus industrial assets. The Group has offices in locations across Europe, North America, and Asia.
The Company is a public limited company, which is listed on the AIM Market of the London Stock Exchange and incorporated and domiciled in the United Kingdom. The address of its registered office is 1-6 Lombard Street, London EC3V 9JU.
2.	Summary of significant accounting policies
The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all of the years presented unless otherwise stated.
2.1	Basis of preparation
The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (‘IFRS’) as adopted by the European Union (IFRSs as adopted by the EU), IFRIC interpretations and the Companies Act 2006 applicable to companies reporting under IFRS.
The consolidated financial statements have been prepared under the historical cost convention.
The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 4.
2.2	Going concern
The Group had net current liabilities of £1.7m at 31 December 2010 (2009: net current assets of £0.1m), cash net of clients funds of £3.7m (2009: £4.5m) and net cash after deducting borrowings and amounts due to clients of £0.5m (2009: net cash of £0.2m). The Directors have considered the implications for going concern as set out below.
The Board remains satisfied with the Group’s funding and liquidity position, and in particular notes the continued improvement. The main sources of debt funding are the bank facilities with Barclays Bank plc in the United Kingdom, PNC Bank in the United States of America and the convertible loan notes. The Group also holds subordinated loan notes that were acquired as part of the acquisition of DoveBid, Inc.
As indicated in note 20 to the financial statements, the Group meets its day-to-day working capital requirements from its cash and working capital facilities. Subsequent to 31 December 2010, management has renegotiated the PNC Bank facilities to increase the working capital facility from US$3.5m to US$5.5m; the term loan facility has been increased to US$3.85m and had a balance of US$2.05m outstanding at 31 December 2010; the revolving credit facility for the Principal Deals at 31 December 2010 of US$3.5m has been increased to US$5.5m, of which US$0.5m was drawn down. In addition to the PNC Bank facilities, the Group has a term loan facility with Barclays Bank plc of £0.3m which is repayable in eight quarterly instalments commencing 30 September 2010.
The Board remains mindful regarding the uncertainties inherent in the current economic climate. The Group’s forecasts and projections, taking account of reasonable changes in trading performance given these uncertainties, show the Group operating within its current facilities.
The Board has reviewed the bank facilities and believes that they provide sufficient headroom going forward. Forecasts reviewed by the Board show continued compliance with covenants on the PNC Bank facilities. All other debt funding is free of covenants. Those forecasts show the Group has sufficient working capital facilities.
On the basis of these forecasts, and given the level and repayment profile of the facilities, the Board has concluded that the going concern basis of preparation continues to be appropriate.
2.3	Changes in accounting policy and disclosures
(a)	New and amended standards adopted by the Group
The following new standards and amendments to standards are mandatory for the first time for the financial year beginning 1 January 2010.
•	IAS 38 Intangible Assets — amendments resulting from April 2009 Annual Improvements to IFRSs.

•	IFRIC 14 IAS 19 — The limit on a defined benefit asset, minimum funding requirements and their interaction (endorsed).

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Notes to the Consolidated Financial Statements continued
For the year ended 31 December 2010
(b)	Standards, amendments and interpretations effective in 2010 but not relevant
The following standards, amendments and interpretations to published standards are mandatory for accounting periods beginning on or after 1 January 2010 but are not relevant to the Group:
•	IFRS 1 First time adoption of IFRS — amendments relating to oil and gas assets and determining whether an arrangement contains a lease; amendment in relation to the cost of an investment in a subsidiary, jointly controlled entity or associate.

•	IFRS 2 (amendments), ‘Group cash-settled share-based payment transactions’, effective form 1 January 2010. In addition to incorporating IFRIC 8, ‘Scope of IFRS 2’, and IFRIC 11, ‘IFRS 2 - Group and treasury share transactions’, the amendments expand on the guidance in IFRIC 11 to address the classification of group arrangements that were not covered by that interpretation.

•	IFRS 5 (amendment), ‘Non-current assets held for sale and discontinued operations’. The amendment clarificaties that IFRS 5 specifies the disclosures required in respect of non-current assets (or disposal groups) classified as held for sale or discontinued operations. It also clarifies that the general requirement of IAS 1 still apply, in particular paragraph 15 (to achieve a fair presentation) and paragraph 125 (sources of estimation uncertainty) of IAS 1.

•	IAS 1 (amendment), ‘Presentation of financial statements’. The amendment clarifies that the potential settlement of a liability by the issue of equity is not relevant to its classification as current or non current. By amending the definition of current liability, the amendment permits a liability to be classified as non-current (provided that the entity has an unconditional right to defer settlement by transfer of cash or other assets for at least 12 months after the accounting period) notwithstanding the fact that the entity could be required by the counterparty to settle in shares at any time.

•	IAS 27 (revised) requires the effects of all transactions with non-controlling interests to be recorded in equity if there is no change in control and these transactions will no longer result in goodwill or gains and losses. The standard also specifies the accounting when control is lost. Any remaining interest in the entity is re-measured to fair value, and a gain or loss is recognised in profit or loss. IAS 27 (revised) has had no impact on the current period, as none of the non-controlling interests have a deficit balance; there have been no transactions whereby an interest in an entity is retained after the loss of control of that entity, and there have been no transactions with non-controlling interests.

•	IAS 36 (amendment), ‘Impairment of assets’, effective 1 January 2010. The amendment clarifies that the largest cash-generating unit (or group of units) to which goodwill should be allocated for the purposes of impairment testing is an operating segment, as defined by paragraph 5 of IFRS 8, ‘ Operating segments’ (that is, before the aggregation of segments with similar economic characteristics).

•	IFRIC 9, ‘Reassessment of embedded derivatives and IAS 39, Financial instruments: Recognition and measurement’, effective 1 July 2009. This amendment to IFRIC 9 requires an entity to assess whether an embedded derivative should be separated from a host contract when the entity reclassifies a hybrid financial asset out of the ‘fair value through profit or loss’ category. This assessment is to be made based on circumstances that existed on the later of the date the entity first became a party to the contract and the date of any contract amendments that significantly change the cash flows of the contract. If the entity is unable to make this assessment, the hybrid instrument must remain classified as at fair value through profit or loss in its entirety.

•	IFRIC 16, ‘Hedges of a net investment in a foreign operation’ effective 1 July 2009. This amendment states that, in a hedge of a net investment in a foreign operation, qualifying hedging instruments may be held by any entity or entities within the Group, including the foreign operation itself, as long as the designation, documentation and effectiveness requirements of IAS 39 that relate to a net investment hedge are satisfied. In particular, the Group should clearly document its hedging strategy because of the possibility of different designations at different levels of the Group. IAS 38 (amendment), ‘Intangible assets’, effective 1 January 2010. The amendment clarifies guidance in measuring the fair value of an intangible asset acquired in a business combination and permits the grouping of intangible assets as a single asset if each asset has similar useful economic lives.

•	IFRIC 17, ‘Distribution of non-cash assets to owners’ (effective on or after 1 July 2009). The interpretation was published in November 2008. This interpretation provides guidance on accounting for arrangements whereby an entity distributes non-cash assets to shareholders either as a distribution of reserves or as dividends. IFRS 5 has also been amended to require that assets are classified as held for distribution only when they are available for distribution in their present condition and the distribution is highly probable.

•	IFRIC 18, ‘Transfers of assets from customers’, effective for transfer of assets received on or after 1 July 2009. This interpretation clarifies the requirements of IFRSs for agreements in which an entity receives from a customer an item of property, plant and equipment that the entity must then use either to connect the customer to a network or to provide the customer with ongoing access to a supply of goods or services (such as a supply of electricity, gas or water). In some cases, the entity receives cash from a customer that must be used only to acquire or construct the item of property, plant, and equipment in order to connect the customer to a network or provide the customer with ongoing access to a supply of goods or services (or to do both).

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(c)	New standards, amendments and interpretations issued but not effective for the financial year beginning 1 January 2010 and not early adopted
The Group’s and Parent entity’s assessment of the impact of these new standards and interpretations is set out below.
•	IFRS 9, ‘Financial instruments’, issued in November 2009. This standard is the first step in the process to replace IAS 39, ‘Financial instruments: recognition and measurement’. IFRS 9 introduces new requirements for classifying and measuring financial assets and is likely to affect the Group’s accounting for its financial assets. The standard is not applicable until 1 January 2013 but is available for early adoption. However, the standard has not yet been endorsed by the EU. The Group is yet to assess IFRS 9’s full impact.

•	Revised IAS 24 (revised), ‘Related party disclosures’, issued in November 2009. It supersedes IAS 24, ‘Related party disclosures’, issued in 2003. IAS 24 (revised) is mandatory for periods beginning on or after 1 January 2011. Earlier application, in whole or in part, is permitted. However, the standard has not yet been endorsed by the EU.

The revised standard clarifies and simplifies the definition of a related party and removes the requirement for government—related entities to disclose details of all transactions with the government and other government—related entities. The Group will apply the revised standard from 1 January 2011. When the revised standard is applied, the Group and the parent will need to disclose any transactions between its subsidiaries and its associates. The Group is currently putting systems in place to capture the necessary information. It is, therefore, not possible at this stage to disclose the impact, if any, of the revised standard on the related party disclosures.

•	‘Classification of rights issues’ (amendment to IAS 32), issued in October 2009. The amendment applies to annual periods beginning on or after 1 February 2010. Earlier application is permitted. The amendment addresses the accounting for rights issues that are denominated in a currency other than the functional currency of the issuer. Provided certain conditions are met, such rights issues are now classified as equity regardless of the currency in which the exercise price is denominated. Previously, these issues had to be accounted for as derivative liabilities. The amendment applies retrospectively in accordance with IAS 8 ‘Accounting policies, changes in accounting estimates and errors’. The Group will apply the amended standard from 1 January 2011.

•	IFRIC 19, ‘Extinguishing financial liabilities with equity instruments’, effective 1 July 2010. The interpretation clarifies the accounting by an entity when the terms of a financial liability are renegotiated and result in the entity issuing equity instruments to a creditor of the entity to extinguish all or part of the financial liability (debt for equity swap). It requires a gain or loss to be recognised in profit or loss, which is measured as the difference between the carrying amount of the financial liability and the fair value of the equity instruments issued. If the fair value of the equity instruments issued cannot be reliably measured, the equity instruments should be measured to reflect the fair value of the financial liability extinguished. The Group will apply the interpretation from 1 January 2011, subject to endorsement by the EU. It is not expected to have any impact on the Group or the Parent entity’s financial statements.

•	‘Prepayments of a minimum funding requirement’ (amendments to IFRIC 14). The amendments correct an unintended consequence of IFRIC 14, ‘IAS 19 — The limit on a defined benefit asset, minimum funding requirements and their interaction’. Without the amendments, entities are not permitted to recognise as an asset some voluntary prepayments for minimum funding contributions. This was not intended when IFRIC 14 was issued, and the amendments correct this. The amendments are effective for annual periods beginning 1 January 2011. Earlier application is permitted. The amendments should be applied retrospectively to the earliest comparative period presented. The Group will apply these amendments for the financial reporting period commencing on 1 January 2011.
2.4	Consolidation
(a)	Subsidiaries
Subsidiaries are all entities over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.
The Group uses the acquisition method of accounting to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred and the equity interests issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Acquisition-related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. On an acquisition-by-acquisition basis, the Group recognises any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets.

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Notes to the Consolidated Financial Statements continued

For the year ended 31 December 2010
2.4	Consolidation (continued)
Investments in subsidiaries are accounted for at cost less impairment. Cost is adjusted to reflect changes in consideration arising from contingent consideration amendments. Cost also includes direct attributable costs of investment.
The excess of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the Group’s share of the identifiable net assets acquired is recorded as goodwill. If this is less than the fair value of the net assets of the subsidiary acquired in the case of a bargain purchase, the difference is recognised directly in the statement of comprehensive income.
Inter-company transactions, balances and unrealised gains on transactions between Group companies are eliminated. Un-realised losses are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.
(b)	Transactions with non-controlling interests
The Group treats transactions with non-controlling interests as transactions with equity owners of the Group. For purchases from non-controlling interests, the difference between any consideration paid and the relevant share acquired of the carrying value of net assets of the subsidiary is recorded in equity. Gains or losses on disposals to non-controlling interests are also recorded in equity.
When the Group ceases to have control or significant influence, any retained interest in the entity is remeasured to its fair value, with the change in carrying amount recognised in profit or loss. The fair value is the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognised in other comprehensive income in respect of that entity are accounted for as if the Group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognised in other comprehensive income are reclassified to profit or loss.
If the ownership interest in an associate is reduced but significant influence is retained, only a proportionate share of the amounts previously recognised in other comprehensive income are reclassified to profit or loss where appropriate.
(c)	Associates
Associates are all entities over which the Group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting and are initially recognised at cost. The Group’s investment in associates includes goodwill identified on acquisition, net of any accumulated impairment loss.
The Group’s share of its associates’ post-acquisition profits or losses is recognised in the income statement, and its share of post-acquisition movements in other comprehensive income is recognised in other comprehensive income. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. When the Group’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the associate.
Unrealised gains on transactions between the Group and its associates are eliminated to the extent of the Group’s interest in the associates. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of associates have been changed where necessary to ensure consistency with the policies adopted by the Group.
Dilution gains and losses arising in investments in associates are recognised in the income statement.
2.5	Changes in accounting policy
The Group has changed its accounting policy for transactions with non—controlling interests and the accounting for loss of control or significant influence from 1 January 2010 when revised IAS 27, ‘Consolidated and separate financial statements’, became effective. The revision to IAS 27 contained consequential amendments to IAS 28, ‘Investments in associates’, and IAS 31, ‘Interests in joint ventures’.
Previously transactions with non-controlling interests were treated as transactions with parties external to the Group. Disposals therefore resulted in gains or losses in profit or loss and purchases resulted in the recognition of goodwill. On disposal or partial disposal, a proportionate interest in reserves attributable to the subsidiary was reclassified to profit or loss or directly to retained earnings.

28 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

2.5	Changes in accounting policy (continued)
Previously, when the Group ceased to have control or significant influence over an entity, the carrying amount of the investment at the date control or significant influence became its cost for the purposes of subsequently accounting for the retained interests as associates, jointly controlled entity or financial assets.
The Group has applied the new policy prospectively to transactions occurring on or after 1 January 2010. As a consequence, no adjustments were necessary to any of the amounts previously recognised in the financial statements.
2.6	Segment reporting
The Group presents segmental analysis by geography and by business segment. All geographical segments are engaged in providing products or services within a particular economic environment that are subject to risks and returns that are different from those of segments operating in other economic environments. The corporate centre provides support services to the Group as a whole covering IT, finance, legal and campaign marketing. Assets and liabilities are allocated according to their physical location.
Information reported to the Group’s chief operating decision maker for the purposes of resource allocation and assessment of segment performance is focussed both on the geographical region and the type of service. The Group’s reportable segments under IFRS 8 ‘Operating Segments’ are therefore as follows: North America, Europe, Asia and Corporate, as well as Commissions from Auctions, Professional Services and Principal Deals. The accounting policies of the reportable segments are the same as the Group’s accounting policies described in this note. Segment profit represents the profit earned by each segment without allocation of central administration costs and directors’ salaries. This is the measure reported to the chief operating decision maker for the purposes of resource allocation and assessment of segment performance.
2.7	Foreign currency translation
(a)	Functional and presentation currency
Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The consolidated financial statements are presented in ‘Sterling’ (‘£’), which is the company’s functional and presentational currency.
(b)	Transactions and balances
Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss.
(c)	Group companies
The results and financial position of all the Group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentational currency are translated into the presentational currency as follows:
i.	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;
ii.	income and expenses are translated at weighted average monthly exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and all resulting exchange differences are recognised in other comprehensive income.
On consolidation, exchange differences arising from the translation of the net investment in foreign operations, are recognised in other comprehensive income. When a foreign operation is partially disposed of or sold, exchange differences that were recorded in other comprehensive income are recognised in profit or loss as part of the gain or loss on sale.
Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.
2.8	Revenue recognition
Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group’s activities. Revenue is shown net of value-added tax, returns, rebates and discounts. Revenue is recognised when it is probable that the economic benefits will flow to the Group, when the revenues and associated costs can be reliably measured and when the stage of completion of the transaction at the balance sheet date can also be reliably measured.

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 29

Notes to the Consolidated Financial Statements continued

For the year ended 31 December 2010
2.8	Revenue recognition (continued)
In the case of Commission Sales, a buyer will usually be identified, the sale price agreed and the buyer invoiced on behalf of the client before the Group invoices the client. Accrued income receivable represents an accrual for such work completed on behalf of clients but not yet invoiced to the client. Accruals are estimated based on the expected proceeds from the sale of client owned equipment, agreed commission rates and other contractual terms.
The Group provides Professional Services by the provision of services associated with the valuation and sale of used industrial equipment. Fees and expenses are billed when incurred.
The Group may also take a position as a principal in Principal Deals, whereby they purchase and sell equipment on their own behalf. On these occasions revenue represents the percentage ownership of the value of the equipment being sold with the cost of such equipment being reported within inventory at the time of purchase and as cost of sales at the time of sale. Revenue is only recognised when the Group has transferred the significant risks and rewards of ownership of those goods to the buyer, and retains no significant managerial involvement with, nor control over, those goods.
2.9	Employee benefits
(a)	Pension obligations
The Group has both defined benefit and defined contribution plans. A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate entity. The Group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. A defined benefit plan is a pension plan that is not a defined contribution plan. Typically defined benefit plans define an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation.
The defined benefit plan, the Henry Butcher Pension and Life Assurance Scheme, is operated by GoIndustry (UK) Limited. GoIndustry (UK) Limited is obliged to make sufficient contributions to an externally administered fund in order to satisfy future pension obligations. The Scheme was closed to new members with effect from 1 January 2002, and with effect from 31 December 2004 accrual of benefits in the Scheme ceased and active members contributed to a defined contribution scheme. The liability recognised in the balance sheet in respect of the defined benefit scheme is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets, together with adjustments for un-recognised past-service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability.
Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to other comprehensive income in the period in which they arise.
For defined contribution plans, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognised as an employee benefit expense when they are due. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in the future payments is available.
(b)	Share—based compensation
The Group operates a number of equity-settled, share-based compensation plans. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted, excluding the impact of any non-market vesting conditions (for example, profitability and sales growth targets). Non- market vesting conditions are included in assumptions about the number of options that are expected to vest. At each balance sheet date, the Group revises its estimates of the number of options that are expected to vest. It recognises the impact of the revision to original estimates, if any, in profit or loss, with a corresponding adjustment to equity.
The proceeds received net of any directly attributable transaction costs are credited to share capital (nominal value) and share premium when the options are exercised.
2.10	Leases
Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to profit or loss on a straight-line basis over the period of the lease.

30 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

2.11	Current and deferred income tax
The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the company’s subsidiaries and associates operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.
Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.
Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.
Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.
2.12	Property, plant and equipment
All property, plant and equipment is stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items.
Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repairs and maintenance are charged to profit or loss during the financial period in which they are incurred.
Depreciation is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

Buildings	10–25 years
Vehicles	4 years
Furniture, fittings and equipment	3 years
The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.
An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.
2.13	Intangible assets
(a)	Goodwill
Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill on acquisitions of subsidiaries is included in ‘intangible assets’. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.
Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or Groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The company allocates goodwill to each geographical business unit.
Assets that have an indefinite useful life, for example goodwill, are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.
(b)	Customer relationships
Customer relationships acquired in a business combination are recognised at fair value at the acquisition date. The customer relationships have a finite useful life and are carried at cost less accumulated amortisation. Amortisation is calculated using the straight-line method over the expected life of the customer relationship, which is 5 years.

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 31

Notes to the Consolidated Financial Statements continued

For the year ended 31 December 2010
2.13	Intangible assets (continued)
(c)	Brands
Brands acquired in a business combination are recognised at fair value at the acquisition date. The brands have a finite useful life and are carried at cost less accumulated amortisation. Amortisation is calculated using the straight- line method over the expected life of the brands, which is 10 years.
(d)	Trademarks
The costs associated with the acquisition, development and protection of trademarks are capitalised, and amortised over 10 years.
(e)	Other intangible assets
Acquired computer software licences are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortised over their estimated useful lives of 2 to 3 years.
Expenditure incurred in developing and implementing the software applications necessary for the business and customer systems is capitalised, and amortised over estimated useful lives of 2 to 3 years.
2.14	Inventories
Inventories comprise used industrial equipment purchased for resale and are stated at the acquisition cost of the assets. In some cases dismantling, transportation, or warehousing costs may be incurred, which are added to the inventory value. These costs are allocated between the Group of assets acquired on a weighted average of the deemed value of the assets. Where this allocated cost is in excess of net realisable value the excess carrying amount is written off to profit or loss. Borrowing costs are not included in the inventory valuation. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.
2.15	Financial assets
The Group’s financial assets comprise trade and other receivables, cash and cash equivalents.
2.16	Trade and other receivables
Trade and other receivables comprise trade accounts receivable, accrued income receivable, auction expenses receivable, prepayments and other receivables. Trade receivables are initially recognised at fair value, and subsequently measured at amortised cost using the effective interest method less impairment. A provision for impairment is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows. The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognised in profit or loss within administrative expense. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables. Subsequent recoveries of amounts previously written off are credited against ‘administrative expense’ in profit or loss.
Accrued income receivable represents an accrual for work completed on behalf of clients but not yet invoiced. Auction expenses represent costs incurred on behalf of and recoverable from clients but not yet invoiced.
2.17	Cash and cash equivalents
Cash and cash equivalents include cash in hand, deposits held at call with banks, and monies held under guarantee.
Group companies routinely collect cash from auction sales, the proceeds of which are ultimately payable to the client whose assets are being sold. Client money owing is reported within cash on the consolidated balance sheet with a corresponding liability reported as amounts due to clients within accounts payable. Client cash that is held together with the Group’s own cash is reported within own cash on hand and at bank, but if for legal or other reasons it must be segregated from company funds it is reported separately as client cash on escrow. Short-term deposits are liquid investments that are convertible to known amounts of cash and which are subject to insignificant risk of change in value. Monies held under guarantee is cash held in accounts to which the Group enjoys legal title, which are used to meet specific client liabilities.
2.18	Financial liabilities
Financial liabilities comprise trade payables, amounts due to clients, accrued expenses and borrowings.

32 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

2.19	Trade payables
Trade payables are initially recognised at fair value and subsequently measured at amortised cost, using the effective interest method.
2.20	Borrowings
Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognised in profit or loss over the period of the borrowings using the effective interest method.
Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.
2.21	Provisions
Provisions for potential future costs such as those arising from the defence of a legal claim are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount has been reliably estimated.
Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation.
2.22	Share capital
Ordinary shares are classified as equity.
Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction from the proceeds.
Where any Group company purchases the Company’s equity share capital (own shares held in trust), the consideration paid, including any directly attributable incremental costs is deducted from equity attributable to the Company’s equity holders until the shares are cancelled or reissued.
3.	Financial risk management
The Group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. Financial risk management is coordinated at Group level and seeks to minimise potential adverse effects on the Group’s financial performance.
Market risk
(a)	Foreign exchange risk
The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations. In order to reduce the currency risk arising in respect of recognised foreign currency assets and net investments in foreign subsidiaries, the Group uses direct borrowings in the same currency. The risk relating to future commercial transactions and recognised liabilities is mitigated through the maintenance of cash balances in the same currency.
The effect of changing exchange rates is regularly monitored by the Group and a sensitivity analysis has been prepared to show the impact of changes in foreign exchange between Sterling, the United States Dollar and the Euro. A decrease of ten cents in the value of both the Dollar and the Euro would increase consolidated loss before tax by £0.2m (2009: Increase £0.01m) and increase total equity by £2.5m (2009: £0.1m). An increase of ten cents in the value of both the Dollar and the Euro would decrease consolidated loss before tax by £0.2m (2009: Increase £1.0m) and decrease total equity by £1.7m (2009: £2.0m).
Foreign exchange risk arises when future commercial transactions or recognised assets or liabilities are denominated in a currency that is not the functional currency.

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 33

Notes to the Consolidated Financial Statements continued

For the year ended 31 December 2010
3.	Financial risk management (continued)
The carrying values of the Group’s financial assets and liabilities are denominated in the following currencies:
2010

	USD	Euro	GBP	Total
	£000’s	£000’s	£000’s	£000’s
Loans and receivables
Trade receivables	2,049	347	37	2,433
Other receivables	990	106	136	1,232
Accrued income	226	—	1,136	1,362
Cash and cash equivalents	8,840	3,414	3,666	15,920
Financial liabilities measured at amortised cost
Trade payables	(503)	(347)	(2,605)	(3,455)
Amounts due to clients	(7,646)	(2,621)	(1,970)	(12,237)
Accruals and other payables	(1,143)	(1,539)	(933)	(3,615)
Borrowings	(2,311)	—	(904)	(3,215)

	502	(640)	(1,437)	(1,575)

2009

	USD	Euro	GBP	Total
	£000’s	£000’s	£000’s	£000’s
Loans and receivables
Trade receivables	2,130	809	464	3,403
Other receivables	767	117	6	890
Accrued income	60	324	1,066	1,450
Cash and cash equivalents	14,268	2,727	3,756	20,751
Financial liabilities measured at amortised cost
Trade payables	124	(272)	(3,341)	(3,489)
Amounts due to clients	(12,635)	(2,647)	(954)	(16,236)
Accruals and other payables	(1,550)	(1,003)	(787)	(3,340)
Borrowings	(3,280)	(500)	(585)	(4,365)

	(116)	(445)	(375)	(936)

During the 12 month period the Sterling / US Dollar exchange rate fluctuated between a maximum and minimum of 1.625 and 1.442 US$ to £1.
During the 12 month period the Sterling / Euro exchange rate fluctuated between a maximum and minimum of 1.220 and 1.103 EUR to £1.
(b)	Cash flow interest rate risk
Borrowings of the Group comprise convertible loan notes issued by GoIndustry-DoveBid plc and bank loans held by GoIndustry USA Inc. and GoIndustry (UK) Limited. The Group is exposed to cash flow interest rate risk only on its bank borrowings, as the convertible loan notes attract interest at a fixed rate of 12%.
The Group has term loan facilities of US$3.0m and £0.3m (2009: US$4.0m and Euro 0.3m), as well as banking facilities available for short-term working capital and Principal Deals. The term loan facilities are repayable over the period to 30 April 2012 and 30 September 2012 respectively. Since the year-end, the US$ term facility has been increased to US$3.85m, and extended to July 2014. Before each Principal Deal, a proposal is presented to the Investment Committee projecting the profitability of the investment after the cost of finance, so that decisions can be taken based upon the prevailing interest rate at the time of investment. Due to the short time period for which these assets are held the actual finance cost is only likely to fluctuate marginally from the projection.
Further details on interest rate risk exposure are contained in note 20.
Credit risk
Credit risk arises from the risk that a counterparty defaults on its liability in relation to financial assets of the Group that they are holding. The Group is subject to credit risk on its bank deposits and trade receivables. Bank deposits are held only by institutions rated as investment grade by an independent rating agency; credit exposure is further reduced by limiting the proportion of net deposits that can be held by a single institution. Further details regarding the Group’s policy for the management of trade receivables is set out below.

34 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

The table below shows the major counterparties at the reporting date:

		2010	2009
		Balance	Balance
Counterparty	Rating	£000’s	£000’s
PNC Bank	A	7,674	8,289
HypoVereins Bank	AAA	3,259	827
LCL	AA–	—	363
HSBC	AA	1,175	323
Deutsche Bank	AAA	—	246
Other	—	3,812	10,703

		15,920	20,751

The fair values of trade and other receivables are not materially different from the carrying values. The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned in note 17, other than prepayments.
(a)	Trade receivables management
Exposure to credit risk on trade receivables from Commission Sales and Principal Deals is limited because it is the Group’s policy not to allow the title to assets to be transferred until payment is received.
(b)	Capital risk management
The Group manages its capital to ensure that subsidiary operations are able to continue as going concerns, the Group and relevant subsidiaries remain in compliance with their banking covenants, and the return to shareholders is maximised through an appropriate mix of debt and equity funding. The Group’s capital structure comprises total equity and net debt.
Surplus cash is either reinvested in the business or used to repay debt. The level of debt is monitored through the cash flow leverage ratio, which is net debt divided by EBITDA. Net debt is calculated as amounts due to clients, borrowings and both convertible and subordinated loan notes less cash and cash equivalents. EBITDA is earnings before interest, taxation, depreciation and amortisation. There are no externally imposed capital requirements.
(c)	Liquidity risk
Liquidity risk is primarily managed through the maintenance of adequate liquid resources, principally in the form of bank deposits. In addition to this, bank facilities to allow financing of working capital are also available in some business units.
The table below sets out the liquidity profile of the Group’s financial assets and liabilities:
2010

		Recognised	Contractual	Total
	Effective	asset/	interest	contractual	6 months	6–12	1–5
	interest	(liability)	payable	cashflow	or less	months	years
	rate	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s
Loans and receivables
Trade receivables		2,433	—	2,433	2,433	—	—
Other receivables		1,232	—	1,232	1,232	—	—
Accrued income		1,362	—	1,362	1,362	—	—
Bank deposits	0.25%	15,920	40	15,960	15,960	—	—
Financial liabilities measured at amortised cost
Trade payables		(3,455)	—	(3,455)	(3,455)	—	—
Amounts due to clients		(12,237)	—	(12,237)	(12,237)	—	—
Accrued expenses		(3,615)	—	(3,615)	(3,615)	—
Bank loans and overdrafts	4%	(2,249)	(90)	(2,339)	(964)	(213)	(1,162)
Subordinated loan notes	9%	(466)	(38)	(504)	(272)	(232)	—
Convertible loan notes	12%	(500)	(60)	(560)	(30)	(530)	—

		(1,575)	(148)	(1,723)	414	(975)	(1,162)

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 35

Notes to the Consolidated Financial Statements continued

For the year ended 31 December 2010
3.	Financial risk management (continued)
2009

		Recognised	Contractual	Total
	Effective	asset/	interest	contractual	6 months	6–12	1–5
	interest	(liability)	payable	cashflow	or less	months	years
	rate	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s
Loans and receivables
Trade receivables		3,403	—	3,403	2,999	404	—
Other receivables		890	—	890	890	—	—
Accrued income		1,450	—	1,450	1,450	—	—
Bank deposits	0.75%	20,751	156	20,907	20,907	—	—
Financial liabilities measured at amortised cost
Trade payables		(3,489)	—	(3,489)	(3,365)	(124)	—
Amounts due to clients		(16,236)	—	(16,236)	(16,236)	—	—
Accrued expenses		(3,340)	—	(3,340)	(3,340)	—	—
Bank loans and overdrafts	4%	(3,371)	(135)	(3,506)	(3,439)	(67)	—
Subordinated loan notes	9%	(494)	(82)	(576)	(138)	(138)	(300)
Convertible loan notes	12%	(500)	(120)	(620)	(30)	(30)	(560)

		(936)	(181)	(1,117)	(302)	45	(860)

The Group is not contractually bound to make interest payments on any financial instruments except bank loans, convertible and subordinated loan notes.
4.	Critical accounting estimates and judgements
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and of revenues and expenses during the year. Significant items subject to such estimates and judgments include goodwill, the defined benefit pension obligation, the equity settled share—based payment charge, and the Direct Profit margin for Principal Deals. Actual amounts recognised may differ from those estimated. The estimates and assumptions which have a potentially material impact on the carrying amount of assets and liabilities are discussed below:
(a)	Impairment of goodwill

The Group is required to test, at least annually, whether goodwill has suffered any impairment. The recoverable amount is determined based on value in use calculations. The use of this method requires the estimation of future cash flows and the choice of a suitable discount rate in order to calculate the present value of these cash flows. Actual outcomes could vary. See note 15 for further details.
(b)	Post retirement benefits

The determination of the defined benefit pension obligation depends upon the selection of certain assumptions, which include the discount rate, inflation rate, mortality and expected return on scheme assets. Differences arising from actual experience or future changes in assumptions will be reflected in subsequent periods. See note 22 for further details.
(c)	Equity settled share based payments

The Group recognises a charge in profit or loss for the fair value of equity settled share based payments over the vesting period. Where the instruments have no other conditions, those instruments vesting in the period are principally options over ordinary shares and the fair value of these at the balance sheet date is estimated using the Black—Scholes model. Where a market condition was also included in the terms of the instrument, then the Binomial model was used. These models are dependent upon several assumptions such as the risk free interest rate and the expected life of the options. Actual experience may differ from that estimated. Note 23 contains further details on these assumptions.
(d)	Direct Profit margin for Principal Deals

When the Group acquires equipment in Principal Deals, an estimate is made of the expected sales value for the whole project, and from this a projected margin is calculated. This projected margin is then used to estimate the actual margin to be recorded as individual items of equipment are sold. The actual margin achieved may vary from this initial estimate. Any incremental losses that are foreseeable at the year—end are provided for, non—foreseeable losses and any incremental profits are taken to the income statement in the period in which they occur.

36 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

5.	Segmental analysis
Management has determined the operating segments based on the reports reviewed by the Group Board, acting as the strategic steering committee that are used to make strategic decisions.
The Board considers the business both from a geographical and a revenue stream perspective. Geographically, management considers the performance in Europe, North America and Asia Pacific (“APAC”).
The reportable operating segments derive their revenue from commissions arising from auctions, fees from valuations and other professional services and from sales, commissions and billable expenses arising from principal deals, of both buy and guarantee types.
The performance of the operating segments is measured both at Direct Profit (gross profit) and Operating profit levels.
a.	Geographical segments

		North			2010
	Europe	America	APAC	Corporate	Consolidated
	£000’s	£000’s	£000’s	£000’s	£000’s

Revenue	14,649	21,534	3,911	—	40,094

Direct profit	9,218	15,616	2,977	—	27,811

Segment result	1,375	2,885	(206)	(3,169)	885
Exceptional items	(48)	—	(66)	(295)	(409)
Other charges	—	—	—	(893)	(893)

Operating profit/(loss)	1,327	2,885	(272)	(4,357)	(417)
Finance costs — net	(58)	(220)	22	(16)	(272)

Profit/(loss) before income tax	1,269	2,665	(250)	(4,373)	(689)
Income tax	(20)	216	31	—	227

Profit/(loss) for the year	1,249	2,881	(219)	(4,373)	(462)

Depreciation and amortisation	277	472	153	451	1,353

Total assets	12,711	34,753	3,632	3,528	54,624
Total liabilities	11,127	12,078	1,857	2,943	28,005

Capital expenditure:
PPE	8	34	22	—	64
Intangible assets	154	—	—	461	615

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 37

Notes to the Consolidated Financial Statements continued

For the year ended 31 December 2010
5.	Segmental analysis (continued)

		North			2009
	Europe	America	APAC	Corporate	Consolidated
	£000’s	£000’s	£000’s	£000’s	£000’s
Revenue	15,165	22,016	4,809		41,990

Direct profit	8,798	13,158	3,318		25,274

Segment result	321	766	499	(2,169)	(583)
Exceptional items	(620)	4	(223)	(934)	(1,773)
Other charges	—	—	—	(1,036)	(1,036)

Operating (loss)/profit	(299)	770	276	(4,139)	(3,392)
Finance costs – net	(57)	(590)	18	(202)	(831)
Convertible loan note restructuring interest	—	—	—	(414)	(414)
Share of loss of associate	—	(28)	—	—	(28)

(Loss)/profit before income tax	(356)	152	294	(4,755)	(4,665)
Income tax	(6)	(45)	(119)	—	(170)

(Loss)/profit for the year	(362)	107	175	(4,755)	(4,835)
Depreciation and amortisation	290	511	240	328	1,369

Total assets	15,348	38,456	3,682	3,872	61,358
Total liabilities	9,487	20,015	1,551	3,862	34,915

Capital expenditure:
PPE	32	50	12	—	94
Intangible assets	150	—	—	244	394

b.	Revenue stream segments

	2010	2009
Revenue
Commission Sales	29,874	28,296
Professional Services	4,746	6,764
Principal Deals	5,474	6,930

Total	40,094	41,990

Direct profit
Commission Sales	20,812	17,745
Professional Services	4,186	5,301
Principal Deals	2,813	2,228

Total	27,811	25,274

c.	Revenue from external customers

	2010	2009
	£000’s	£000’s

Entity’s country of domicile – United Kingdom	8,379	10,407
Foreign countries from which the Group derives revenue
USA	21,534	22,016
Germany	6,034	3,592
Other Europe	236	1,166
Asia Pacific	3,911	4,809

Total	40,094	41,990

38 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

d.	Non—current assets

	2010	2009
	£000’s	£000’s

Located in the entity’s country of domicile — United Kingdom	14,792	15,362
Foreign countries from which the Group holds assets
USA	6,593	6,327
Germany	9,360	9,052
Other Europe	1,958	1,727
Asia Pacific	152	893

Total	32,855	33,361

6.	Exceptional costs

	2010	2009
	£000’s	£000’s

Reorganisation costs	91	1,140
Costs associated with Zetabid	—	265
Board change costs	200	368
Legacy costs associated with legal cases	118	—
Convertible loan note restructuring interest	—	414

Total	409	2,187

Exceptional costs do not arise from the normal course of business.
Reorganisation costs arise from the restructuring of the North American legal structure (2009: Global operations). Board change costs include termination payments, recruitment fees and associated legal fees arising from the change in Chief Financial Officer (2009: Chief Executive Officer).
7.	Other charges

	2010	2009
	£000’s	£000’s

Equity—settled share based payments	186	336
Amortisation of acquired intangible assets	707	700

Total	893	1,036

8.	Operating loss

	2010	2009
	£000’s	£000’s
Operating loss is stated after charging/(crediting):

Direct profit categories:
Sale of goods	(2,286)	(1,742)
Rendering of services	(25,525)	(23,532)

Included in cost of sales:
Cost of inventories recognised as expense	2,183	4,138

Included in administrative expenses:
Employee benefit expenses	21,139	19,914
Depreciation of PPE	256	434
Amortisation of intangible assets	1,097	935
Rentals under operating leases	2,038	2,106
Gains on disposal of PPE	53	—
(Gain)/loss on the translation of foreign currencies	(36)	109

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 39

Notes to the Consolidated Financial Statements continued

For the year ended 31 December 2010
8.	Operating loss (continued)
Direct Profit represents the gross profit before administrative expenses. This is the key revenue target that is used for measuring the performance and growth in each of our business units. Direct profit is used rather than revenue as reported on the Consolidated Statement of Comprehensive Income, because the latter can be skewed from one year to the next depending on the volume of Principal Deals undertaken.
In addition to the cost of inventories, cost of sales consisted primarily of disposal expenses and third party commissions.
The release of inventory provision for the year is £0.2m (2009: Additional provision £0.2m).

	2010	2009
Auditors’ remuneration	£000’s	£000’s
Services provided by the company’s auditor and its associates:
Fees payable to the company’s auditor for the audit of parent company and consolidated financial statements	65	75
Fees payable to the company’s auditor and its associates for other services
— The audit of company’s subsidiaries persuant to legislation	137	137
— Other services persuant to legislation	—	33
— Tax services	40	128

Total	242	373

9.	Employee benefit expenses
The number of employees of the Group, averaged on a monthly basis over the year is as follow

	2010	2009
	Number	Number

Sales	71	92
Operations	211	216
Central services	36	19

Total	318	327

Employee benefit expense is included within administrative expenses.

	2010	2009
	£000’s	£000’s

Wages and salaries	18,904	17,554
Social security costs	1,437	1,449
Pension costs — defined benefit plan (note 22)	314	273
Pension costs — defined contribution plans	298	302
Share options granted to directors and employees	186	336

Total	21,139	19,914

10.	Directors’ emoluments

	2010	2009
	£000’s	£000’s
Emoluments	559	502
Termination benefits	15	173
Share based payments	129	69
Pension contributions — defined contribution	29	28

Total	732	772

The emoluments of the highest paid director were £245k (2009: £262k) and company pension contributions of £20k (2009: £6k) were made to a money purchase scheme on the director’s behalf.
Two (2009: two) directors are accruing benefits under money purchase schemes.

40 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

No share options were exercised during the current year.
A full analysis of directors’ remuneration is set out in the Directors’ remuneration report on page 17.
The total remuneration of the key management of GoIndustry DoveBid plc in the year was as follows:

	2010	2009
	£000’s	£000’s

Short—term employee benefits	1,799	1,813
Post—employment benefits	78	173
Share based payments	179	151

Total	2,056	2,137

Key management costs relate to the benefits earned by the Global Management Team and the Non—Executive Directors for their services rendered in managing the Group globally.
11.	Finance income and costs

	2010	2009
	£000’s	£000’s
Finance income:
Interest income on short—term bank deposits	82	141

Finance costs:
Bank borrowings	(147)	(358)
Convertible loan notes	(207)	(614)
Convertible loan notes restructuring interest	—	(414)

	(354)	(1,386)

Total	(272)	(1,245)

12.	Income tax expense

	2010	2009
	£000’s	£000’s
Current tax:
Current tax	100	170
Deferred tax (note 21)	(327)	—

Total tax (credit)/charge	(227)	170

Loss before income tax	(689)	(4,665)

Tax at the UK corporation tax rate of 28% (2009: 28%)	(193)	(1,306)
Effect of different income tax rate of other countries	53	(70)
Deferred tax not recognised	—	262
Current year tax losses not recognised	1,056	1,111
Tax effect of utilisation of tax losses not previously recognised	(1,466)	—
Share based payments expense not deductible	52	94
Expenditure not deductible for income tax purposes	271	79

Total tax (credit)/charge	(227)	170

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 41

Notes to the Consolidated Financial Statements continued

For the year ended 31 December 2010
13.	Earnings per share

	2010	2009
	£000’s	£000’s

Loss for the year attributable to equity holders of the company	(359)	(4,916)

	Number		Number
	000’s		000’s
Weighted average number of new ordinary shares in issue (2009 converted — note 23)	9,790		6,284

Basic and diluted loss — pence per share	(3.7p	)	(78.2p	)

	£000’s	£000’s

Loss for the year attributable to equity holders of the company	(359)	(4,916)
Add back:
Exceptional items	409	2,187
Other costs	893	1,036

Adjusted profit/(loss) attributable to equity holders of the Company	943	(1,693)

Adjusted basic profit/(loss) — pence per share	9.6p	(26.9p )

	Number	Number
	000’s	000’s
Weighted average number of new ordinary shares in issue (2009 converted — note 23)	9,790	6,284
Dilutive effect of share options	56	n/a

Weighted average number of new ordinary shares for diluted earnings per share	9,846	6,284

Adjusted diluted profit/(loss) — pence per share	9.6p	(26.9p	)

The calculation of the weighted average number of shares including shares to be issued has been made after having deducted those shares held in trust for the Company.
Potentially dilutive shares include 178,570 new ordinary shares from convertible loan notes (2009: 17.857m ordinary shares) and 556,235 new ordinary share options (2009: 55.17m ordinary share options).

42 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

14. Property, plant & equipment

			Furniture,
			fittings and
	Buildings	Vehicles	equipment	Total
	£000’s	£000’s	£000’s	£000’s
Cost
At 1 January 2009	1,172	483	2,467	4,122
Exchanges differences	(77)	(12)	(276)	(365)
Additions	—	59	35	94
Disposals	(23)	(39)	(208)	(270)

At 1 January 2010	1,072	491	2,018	3,581
Exchanges differences	(40)	26	59	45
Additions	8	6	50	64
Disposals	(466)	(28)	(74)	(568)

At 31 December 2010	574	495	2,053	3,122

Accumulated depreciation
At 1 January 2009	470	339	1,884	2,693
Exchanges differences	(50)	(5)	(338)	(393)
Charge for the year	83	40	311	434
Disposals	(13)	(11)	(155)	(179)

At 1 January 2010	490	363	1,702	2,555
Exchanges differences	(20)	17	43	40
Charge for the year	51	29	176	256
Disposals	(15)	(10)	(54)	(79)

At 31 December 2010	506	399	1,867	2,772

Net book value
At 31 December 2010	68	96	186	350

At 1 January 2010	582	128	316	1,026

At 1 January 2009	702	144	583	1,429

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 43

Notes to the Consolidated Financial Statements continued
For the year ended 31 December 2010
15. Intangible assets

			Acquired		Software and
			customer	Acquired	systems
	Goodwill	Trademarks	relationships	brands	development	Total
	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s
Cost
At 1 January 2009	50,711	—	3,246	1,051	3,074	58,082
Exchanges differences	(4,225)	—	(295)	(96)	(393)	(5,009)
Additions	—	—	—	—	394	394
Disposals	—	—	—	—	(12)	(12)

At 1 January 2010	46,486	—	2,951	955	3,063	53,455
Exchanges differences	2,372	—	88	28	47	2,535
Additions	—	48	—	—	567	615
Disposals	—	—	—	—	(1)	(1)

At 31 December 2010	48,858	48	3,039	983	3,676	56,604

Accumulated impairment/amortisation
At 1 January 2009	19,378	—	413	134	2,407	22,332
Exchanges differences	(1,848)	—	67	(57)	(297)	(2,135)
Charge for the year	—	—	602	98	235	935
Disposals	—	—	—	—	(12)	(12)

At 1 January 2010	17,530	—	1,082	175	2,333	21,120
Exchanges differences	2,122	—	32	3	52	2,209
Charge for the year	—	4	608	99	386	1,097
Disposals	—	—	—	—	—	—

At 31 December 2010	19,652	4	1,722	277	2,771	24,426

Net book value
At 31 December 2010	29,206	44	1,317	706	905	32,178

At 1 January 2010	28,956	—	1,869	780	730	32,335

At 1 January 2009	31,333	—	2,833	917	667	35,750

Goodwill is allocated to the geographical segments as follows:

	2010	2009
	£000’s	£000’s

Europe	8,378	8,390
North America	15,232	15,109
Asia Pacific	5,596	5,457

Total	29,206	28,956

The amount by which the recoverable amount of goodwill for each region exceeds its carrying amount is as follows:

	2010	2009
	£000’s	£000’s

Europe	14,661	5,995
North America	10,412	9,150
Asia Pacific	1,409	3,089

Total	26,482	18,234

44 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

The Group tests annually for impairment or more frequently if there are indications that goodwill might be impaired. The recoverable amounts of the Cash Generating Units (“CGUs”) are determined from value in use calculations. Value in use was determined by discounting future cash flows generated by the CGUs and is based on the following assumptions which the Board believes to be highly realistic:
•	Cash flows for 2011 are forecast based on the budget for 2011 which was approved by the Board in December 2010;
•	Cash flows for 2012 and 2013 use forecast Direct Profit (“DP”) growth rates of 10% and 15% respectively, and expense growth rates of 7.5% and 10% respectively. These rates reflect the experience of the Directors;
•	Cash flows beyond 2013 are extrapolated using a long—term growth rate of 2.25%. As the business is primarily a service provider, and not capital intensive, the Directors feel that an annuity basis rather than a 5 year period is reasonable, and the rate is based on the Directors’ expectations of future changes in the markets;
•	Central overheads are borne by the CGUs, where deemed appropriate by the Directors, and allocated based on their best estimates;
•	Cash flows were discounted using a rate of 10% that reflects current market assessments for the time value of money and the risks associated with the CGUs as the Group manages its treasury function on a Group wide basis. The same discount rate has been used for all CGUs as the Directors believe that the risks are substantially the same for each CGU.
The amount by which the value assigned to the key assumptions must change in order for the recoverable amount of each region to be equal to the carrying amount is as follows:

	2012 DP	Long-term	Cashflow
	growth	growth	discount rate
	%	%	%

Europe	4.9%	-26.4%	27.8%
North America	7.3%	-9.2%	17.4%
Asia Pacific	8.6%	-3.4%	13.5%
The amortisation and impairment charge for the year is included within administrative expenses.
16. Inventories

	2010	2009
	£000’s	£000’s

Goods for sale as part of Principal Deals	334	597

Total	334	597

Cost of goods sold in 2010 was £2.0m (2009: £3.0m).
17. Trade and other receivables

	2010	2009
	£000’s	£000’s

Trade receivables	2,433	3,403
Prepayments and accrued income	1,850	2,047
Other taxes	—	309
Other receivables	1,232	890

Total	5,515	6,649

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 45

Notes to the Consolidated Financial Statements continued
For the year ended 31 December 2010
17. Trade and other receivables (continued)
A provision has been made against all past—due receivables that are considered impaired at the balance sheet date, as follows:

	2010	2009
	£000’s	£000’s

Trade receivables	2,478	3,564
Provision for impairment of trade receivables	(45)	(161)

Total	2,433	3,403

It is not practicable or meaningful to produce an analysis of past due trade receivables because the Group does not have standard credit terms on all its sales. In the majority of auction sales, the Group’s receivables form part of the auction proceeds that are collected into the client account and settled with the Group at the same time as they are settled with the client, typically within 4—6 weeks of the auction. However, in more complex cases the payment terms may be linked to the dismantling and shipping of an asset from one location to another, such that a drawdown might only be made when the assets have reached shipping point. An ageing analysis of trade receivables is shown below:

	2010	2009
	£000’s	£000’s

Up to three months	2,002	2,334
Three to six months	83	665
Greater than six months	348	404

Total	2,433	3,403

The provision for impairment of trade receivables for the year are as follows:

	2010	2009
	£000’s	£000’s

Opening balance	(161)	(677)
Decrease/(increase) in provision	97	(97)
Utilised against trade receivables written off	19	613

Closing balance	(45)	(161)

18. Cash and cash equivalents

	2010	2009
	£000’s	£000’s

Own cash on hand and at bank	1,678	2,672
Short–term bank deposits	8,462	12,060
Monies held under guarantee	5,780	6,019

Total	15,920	20,751

Less: Amounts due to clients (note 19)	(12,237)	(16,236)

Net cash	3,683	4,515

46 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

19. Trade and other payables

	2010	2009
	£000’s	£000’s

Current
Trade Payables	3,455	3,489
Amounts due to clients (note 18)	12,237	16,236
Social security and other taxes	2,115	2,546
Accrued expenses	3,615	3,340

Total	21,422	25,611

Non-current
Social security and other taxes	—	156
Accrued expenses	—	202
Other	10	—

Total	10	358

20. Borrowings

	2010	2009
	£000’s	£000’s

Current
Bank loans and overdrafts	1,087	2,084
Convertible loan notes	500	—
Subordinated loan notes	466	233

Total	2,053	2,317

Non-current
Bank loans and overdrafts	1,162	1,287
Convertible loan notes	—	500
Subordinated loan notes	—	261

Total	1,162	2,048

The Group’s borrowings are split between fixed and floating rate as set out below:

	2010	2009
	£000’s	£000’s

Floating rate
Expiring within one year	1,087	2,084
Fixed rate
Expiring within one year	966	233
Expiring beyond one year	1,162	2,048

Total	3,215	4,365

The fair value of current and non-current borrowings equals their carrying amount, as the impact of discounting is not significant.
The bank loans totalling £2.2m are used to fund principal transactions and working capital and are secured by charges over the assets of those companies and a parent company guarantee from GoIndustry—DoveBid plc. Subsequent to year- end these facilities were re-negotiated and are in place until 30 April 2012. There is also a term loan facility that was due to mature on 30 April 2012, and is now extended to 1 July 2014. These US loans which had a floating interest rate of 0.75% above US Prime rate, now bear floating interest at a rate of 3.25% above LIBOR.
The loan held of £0.2m is repayable on demand, bears interest at a floating rate of 2.5% above UK Base Rates and is secured by a guarantee over the assets of that company.
The convertible loan notes are held by GoIndustry-DoveBid plc, mature on 31 December 2011 and bear interest at 12% per annum. The notes are convertible at any time into 1p New Ordinary shares at a price of £2.80 per share (2009: 1p Ordinary shares at 28.0p per share). The notes may be redeemed by the Company at par at any time after 31 December 2010.
The subordinated loan notes are held by GoIndustry DoveBid, Inc. (formerly called DoveBid, Inc.) and do not bear interest. The loan notes are unsecured, subordinated to other debt of the Group and are repayable in 60 monthly instalments ending 30 November 2011.

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 47

Notes to the Consolidated Financial Statements continued
For the year ended 31 December 2010
21. Deferred tax asset

Tax losses
£000’s

At 1 January 2009 and 2010	—
Credit to statement of comprehensive income	(327)

At 31 December 2010	(327)

A deferred tax asset arising from tax losses has been recognised to cover expected taxable income in the UK and the US in 2011.
Elsewhere, deferred tax assets arising from cumulative tax losses of £35.9m (2009: £34.7m) and from other temporary differences of £0.6m (2009: £0.3m) have not been recognised as it is not sufficiently forseeable that they will be recoverable against future taxable profits.
22. Retirement benefit obligations
The Group contributes to a number of defined contribution pension plans for UK and overseas employees. Costs relating to these arrangements are expensed in full to profit or loss as they occur and are disclosed in note 9.
GoIndustry (UK) Limited also maintains a defined benefit scheme: the Henry Butcher Pension and Life Assurance Scheme. This scheme is closed to new members and with effect from 31 December 2004, active members ceased to accrue benefits on a defined benefit basis and salary linkage was broken to their accrued rights. A new money purchase section was opened with effect from 1 January 2005 in which existing defined benefit members and new entrants were invited to join.
The scheme is funded and GoIndustry (UK) Limited is currently making a gross annual contribution of £0.7m (2009: £0.6m) to reduce the defined benefit liability and to fund certain administrative expenses of the scheme. The Company is currently re-negotiating the level of contributions with the trustees. Contributions are expected to continue for the next ten years.
The valuations have been based upon the most recent full valuation performed on 15 January 2010 as updated by the actuaries to reflect the projected scheme liabilities at 31 December 2010. Scheme assets have been presented at their market value at 31 December 2010.
The defined benefit liability recognised at the end of the year and the statement of comprehensive income charge for the year are as follows:

	2010	2009
	£000’s	£000’s

Balance sheet obligations for Pension benefits	3,358	4,581
Income statement charge for Pension benefits (note 9)	314	273

Present value of funded obligations	14,134	13,828
Fair value of plan assets	(10,776)	(9,247)

Liability in the balance sheet	3,358	4,581

The present value of scheme liabilities has changed over the year as analysed below:

	2010	2009
	£000’s	£000’s

Beginning of year	13,828	11,071
Current service costs	—	11
Interest cost	781	696
Actuarial (gain)/loss on scheme liabilities	(224)	2,454
Benefits paid	(251)	(404)

End of year	14,134	13,828

48 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

22. Retirement benefit obligations (continued)
Changes in the fair value of scheme assets are as set out below:

	2010	2009
	£000’s	£000’s

Fair value of scheme assets at start of year	9,247	8,173
Expected return on scheme assets	612	579
Actuarial gain on scheme assets	463	304
Contributions by the Company	850	740
Benefits paid	(251)	(404)
Scheme administration costs paid by the Group	(145)	(145)

Fair value of scheme assets at end of year	10,776	9,247

The actual return on plan assets in the year was a gain of £1.1m (2009: gain of £0.9m). The amounts recognised in the profit or loss are as follows:

	2010	2009
	£000’s	£000’s

Current service cost	—	11
Interest on obligation	781	696
Expected return on scheme assets	(612)	(579)
Scheme administration costs paid by the Group	145	145

Total included in staff costs (note 9)	314	273

The cumulative amount recognised in the statement of other comprehensive income and expense in respect of actuarial gains is £0.3m (2009: losses of £0.4m).
The major categories of scheme assets and the proportion they represent of total scheme assets are as set out below:

	2010	2010	2009	2009
	£000’s	%	£000’s	%

Equity instruments	5,495	51.0%	4,759	51.5%
Debt instruments	5,065	47.0%	4,419	47.8%
Other	216	2.0%	69	0.7%

Pension assets	10,776	100.0%	9,247	100.0%

The history of experience gains and losses has been as follows:

	2010	2009	2008	2007	2006
	£000’s	£000’s	£000’s	£000’s	£000’s

Present value of defined benefit obligation	14,134	13,828	11,071	12,696	12,147
Fair value of plan assets	(10,776)	(9,247)	(8,173)	(9,200)	(8,573)

Deficit	3,358	4,581	2,898	3,496	3,574

Experience adjustments on plan liabilities	224	(2,454)	2,122	(243)	1,412

Experience adjustments on plan assets	463	304	(1,692)	22	149

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 49

Notes to the Consolidated Financial Statements continued
For the year ended 31 December 2010
22. Retirement benefit obligations (continued)
The principal assumptions used by the actuaries in the preparation of their valuation are set out below. The assumptions used are selected from a range of possible outcomes and represent the best estimate at the balance sheet date. Due to the inherent subjectivity of this process the actual outcome may vary. No account is taken of price inflation.

	2010	2009
	%	%

Discount rate	5.4%	5.7%
Expected return on scheme assets	6.3%	6.5%
Price inflation	3.4%	3.6%
Pension increases: Pensions accrued before 6 April 1997	—	—
Pensions accrued after 6 April 1997	3.3%	3.6%
The expected return on scheme assets has been determined based on the weighted average yield on 15 year AA rated corporate bonds and global equities.
The assumptions regarding the actuarial tables for future mortality experience use S1NxA tables with a 95% loading, CMI2009 and 1.25% p.a. long term rate (2009: PNxA year of birth medium cohort and a 1.5% p.a. underpin).
23. Share capital and premium

		Redeemable deferred		Deferred shares of		Ordinary shares of		New ordinary shares
		shares of 4p each		99p each		1p each		of 1p each
		Number	Ordinary	Number	Ordinary	Number	Ordinary	Number	Ordinary	Share
		of shares	shares	of shares	shares	of shares	shares	of shares	shares	premium
		000’s	£000’s	000’s	£000’s	000’s	£000’s	000’s	£000’s	£000’s

At 1 Jan 2009	Opening balance	—	—	—	—	471,658	23,583	—	—	18,872
2 Jan 2009	Sub–division of ordinary shares	471,658	18,866	—	—	—	(18,866)	—	—	—
25 Jun 2009	Cancellation of own shares held	(4,239)	(170)	—	—	(4,239)	(42)	—	—	—
11 Sept 2009	Shares issued	—	—	—	—	250,723	2,507	—	—	2,006
11 Sept 2009	Conversion of loan notes	—	—	—	—	241,288	2,413	—	—	1,923
11 Sept 2009	Additional shares to convertible loan note holder	—	—	—	—	15,000	150	—	—	120
11 Sept 2009	Cancellation of redeemable deferred shares	(467,419)	(18,696)	—	—	—	—	—	—	—
11 Sept 2009	Less: cost of shares issued	—	—	—	—	—	—	—	—	(426)

At 1 Jan 2010	Opening balance	—	—	—	—	974,430	9,745	—	—	22,495

25 Feb 2010	Issue of deferred share consideration	—	—	—	—	5,420	54	—	—	488
23 Jun 2010	Restructuring	—	—	9,798	9,701	(979,850)	(9,799)	9,798	98	—
22 Dec 2010	Cancellation of deferred shares	—	—	(9,798)	(9,701)	—	—	—	—	—

At 31 Dec 2010 Closing balance		—	—	—	—	—	—	9,798	98	22,983

50 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

23. Share capital and premium (continued)
On 25 February 2010, the Company issued 5,420,000 ordinary shares of 1 pence each in satisfaction of the deferred arrangement on the second anniversary of the acquisition of Dovebid, Inc.
At the Company’s AGM on 23 June 2010, the Company announced a restructuring of its equity share capital by consolidating every 100 of its issued ordinary shares of 1 pence each into one new ordinary share of £1.00 each, immediately followed by a subdivision of each £1.00 ordinary share into one new ordinary share of 1 pence (the “New Ordinary Shares”) and one deferred share of 99 pence.
On 22 December 2010, the company issued one New Ordinary Share of 1 pence to fund the repurchase of the 9,798,493 deferred shares of 99 pence each created on 23 June 2010. The deferred shares were then immediately cancelled.
Share based payments
All of the share-based payment arrangements entered into by the Group are equity settled. Share options in issue at the year end are as follows:

		New 1p ordinary shares in 2010		Ordinary 1p shares in 2009
	Vesting	Exercise price	Number	Exercise price	Number
Date of grant	conditions	in pence	of shares	in pence	of shares

23 September 2010	1	97.5p	35,000	—	—
12 July 2010	1	57.0p	97,985	—	—
25 June 2010	1	70.0p	97,443	—	—
25 June 2010	1	75.0p	2,500	—	—
28 September 2009	1	200.0p	292,328	2.00p	29,232,881
28 September 2009	2	242.0p	7,500	2.42p	800,000
5 December 2008	2	—	—	5.00p	100,000
27 June 2008	2	1000.0p	7,250	10.00p	975,000
22 May 2008	2	1050.0p	10,000	10.50p	1,150,000
30 January 2008	2	—	—	11.75p	500,000
25 July 2007	2	500.0p	44,763	5.00p	5,476,322
25 July 2007	2	1,800.0p	10,000	18.00p	1,000,000
25 July 2007	2	—	—	17.00p	600,000
19 July 2007	2	1,875.0p	9,000	18.75p	1,035,000
20 November 2006		5,445.0p	158	54.45p	15,862
20 November 2006		2,700.0p	158	27.00p	15,862
4 March 2006		1,280.0p	30,437	12.80p	3,043,794
1 April 2005		1,000.0p	30,000	10.00p	3,000,000
31 December 2004		1,278.0p	13,218	12.78p	1,321,862
1 May 2003		1,500.0p	6,384	15.00p	638,507
1 May 2003		1,499.0p	1,065	14.99p	106,557
1 January 2003		5,445.0p	1,454	54.45p	145,405
1 January 2003		2,722.0p	1,454	27.22p	145,405
31 October 2002		5,445.0p	5,320	54.45p	553,831
31 October 2002		2,722.0p	5,238	27.22p	545,606
19 October 2002		4,473.0p	6,586	44.73p	658,867
30 August 2002		4,473.0p	29,836	44.73p	2,983,602
1 March 2002		4,473.0p	1,586	44.73p	158,623
1 October 2001		2,236.0p	3,648	22.36p	364,830
1 October 2001		1,278.0p	2,891	12.78p	289,107
1 September 2001		1,278.0p	273	12.78p	27,347
12 December 2000		—	—	141.62p	127,704
1 September 2000		—	—	141.62p	39,180
1 August 2000		—	—	141.62p	14,371
11 July 2000		—	—	44.09p	7,000
12 May 2000		—	—	44.09p	32,549
2 March 2000		4,473.0p	688	44.73p	68,874

Total			754,163		55,173,948

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 51

Notes to the Consolidated Financial Statements continued
For the year ended 31 December 2010
23. Share capital and premium (continued)
Conditions of Post Admission Options:
Condition 1: The options are exercisable from the third to the tenth anniversary from the date of grant, subject to acceleration or termination in certain circumstances. Exercise of the options is subject to a performance condition such that the market value of the Company’s ordinary shares on, after or within 6 months prior to the date the relevant option first becomes exercisable must be equal to or greater than 130% of the market value of the Company’s ordinary shares on the relevant date of grant.
Condition 2: The options are exercisable from the third to the tenth anniversary from the date of grant, subject to acceleration or termination in certain circumstances. Exercise of the options is subject to earnings per share exceeding by 2% the RPI growth over any period of three consecutive financial years commencing no earlier than the financial year in which the relevant option is granted.

Other than as indicated, no further vesting or performance conditions apply.
A reconciliation of the movement in outstanding share options is shown below:

		Weighted
		average Exercise
		price pence
		per share	No. of Shares
Balance at 1 January 2010		9.6p	55,173,948

Issued	Options of Ordinary shares	—	—
Lapsed:	pre-vesting	10.0p	(50,000)
options over	post-vesting	6.7p	(1,087,760)

Balance of options over Ordinary shares of 1p each prior to consolidation 23 June 2010		9.7p	54,036,188

Balance of options over New Ordinary shares of 1p each after consolidation		969.2p	540,348
Issued	Options of New Ordinary shares	68.7p	232,928
Lapsed:	pre-vesting	369.6p	(10,000)
	post-vesting	225.1p	(9,113)

Balance at 31 December 2010		649.7p	754,163

New Ordinary Shares exerciseable at 31 December 2010		1,660.5p	204,157
Ordinary shares exerciseable at 31 December 2009		25.7p	14,305,021
Options outstanding at 31 December 2010 had a weighted average remaining life of 7.7 years (2009: 6.5 years).

As permitted by IFRS2 “Share based payments” no charge has been taken to the income statement for options vesting prior to 7 November 2002.
The fair value of services received in return for share options granted are measured by the fair value of those instruments. For grants in the current and prior years the pricing models used and inputs into those models were as follows:

	2010	2009
Valuation method	Binomial	Black-Scholes
Share price at the date of grant	57p-98p	2p-10p
Expected volatility	58.3%-38.5%	58.3%-38.5%
Expected option life at grant date (years)	3	3
Risk-free interest rate	1.02%-4.46%	1.02%-4.46%
Weighted average fair value per option at the grant date	35.4p	5p
The calculation of expected volatility is performed taking into account historical movements in the market value of 1p new ordinary shares in GoIndustry-DoveBid plc (2009: 1p ordinary shares).

52 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

24. Other reserves

		Foreign
	Acquisition	currency	Share options
	reserve	reserve	reserve	Total
	£000’s	£000’s	£000’s	£000’s

At 1 January 2009	47,649	7,236	1,322	56,207
Currency translation differences	—	(2,130)	—	(2,130)
Share-based payments	—	—	250	250

At 1 January 2010	47,649	5,106	1,572	54,327

Currency translation differences	—	(235)	—	(235)
Share-based payments	—	—	186	186

At 31 December 2010	47,649	4,871	1,758	54,278

25. Accumulated losses

£000’s

At 1 January 2009	(71,882)

Actuarial loss on defined benefit pension scheme	(2,150)
Loss for the year	(4,916)
Cancellation of shares	(888)

At 1 January 2010	(79,836)

Actuarial gain on defined benefit pension scheme	687
Loss for the year	(359)

At 31 December 2010	(79,508)

26. Capital redemption reserve

£000’s

At 1 January 2009	—
Cancellation of shares	18,908

At 1 January 2010	18,908

Cancellation of shares	9,701

At 31 December 2010	28,609

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 53

Notes to the Consolidated Financial Statements continued
For the year ended 31 December 2010
27. Operating lease arrangements
Operating lease rentals represent rentals payable by the Group for certain of its office properties, motor vehicles and office equipment.

	Land and
	buildings	Vehicles	Other	Total
	£000’s	£000’s	£000’s	£000’s
Amounts falling due:
Within one year	1,034	127	12	1,173
More than one year, but less than five years	1,333	182	9	1,524
More than five years	—	—	—	—

As at 31 December 2010	2,367	309	21	2,697

	Land and
	buildings	Vehicles	Other	Total
	£000’s	£000’s	£000’s	£000’s
Amounts falling due:
Within one year	946	118	25	1,089
More than one year, but less than five years	1,338	203	10	1,551
More than five years	55	—	—	55

As at 31 December 2009	2,339	321	35	2,695

28. Cash (used in)/generated from operations

	2010	2009
	£000’s	£000’s

Loss before income tax	(689)	(4,665)
Adjustments for:
— Depreciation	256	434
— Amortisation	1,097	935
— Gain on disposal of PPE	(53)	—
— Share based payments	186	336
— Net retirement benefit cost	169	117
— Finance costs — net	272	1,245
— Share of loss from associate	—	28
Pension contributions by the Company	(850)	(740)
Changes in working capital:
— Inventories	284	1,943
— Trade and other receivables	980	3,719
— Trade and other payables	(5,202)	(140)

Cash (used in)/generated from operations	(3,550)	3,212

54 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

29. Principal investments
The table below sets out the principal members of the GoIndustry DoveBid Group. GoIndustry AG, GoIndustry-DoveBid (Nordic) AB and AssetTRADE.com Inc. are direct subsidiaries of GoIndustry—DoveBid plc while the remaining companies are direct or indirect subsidiaries of GoIndustry AG or GoIndustry DoveBid Inc. All of the companies listed below are included in the consolidated accounts.

	Country of	Ownership &
Company name	incorporatiion	voting control	Principal activity

AssetTRADE.com Inc	USA	100%	Holding company
DoveBid UK Ltd	UK	100%	Asset sales and services
GoIndustry (Canada) Ltd	Canada	100%	Asset sales and services
GoIndustry (Österreich) GmbH	Austria	100%	Asset sales and services
GoIndustry (UK) Ltd	UK	100%	Asset sales and services
GoIndustry AG	Germany	100%	Asset sales and services
GoIndustry Deutschland GmbH	Germany	100%	Asset sales and services
GoIndustry DoveBid Asset Management (H.K.) Ltd	Hong Kong	100%	Asset sales and services
GoIndustry DoveBid, Inc.	USA	100%	Asset sales and services
GoIndustry DoveBid France Sarl	France	100%	Asset sales and services
GoIndustry DoveBid Valuations, Inc.	USA	100%	Valuation services
GoIndustry DoveBid (S) Pte. Ltd	Singapore	100%	Asset sales and services
GoIndustry Operations Ltd UK	UK	100%	Asset sales and services
GoIndustry Quippo Valuers & Auctioneers Pvt. Ltd	India	50%	Asset sales and services
GoIndustry Trading Ltd	UK	100%	Asset sales and services
GoIndustry-DoveBid (Asia) Ltd	Hong Kong	100%	Asset sales and services
GoIndustry-DoveBid (Australia) Pty. Ltd	Australia	100%	Asset sales and services
GoIndustry-DoveBid (Hong Kong) Ltd	Hong Kong	100%	Asset sales and services
GoIndustry-DoveBid (Malaysia) Sdn. Bhd.	Malaysia	70%	Asset sales and services
GoIndustry-DoveBid (Nordic) AB	Sweden	100%	Asset sales and services
GoIndustry-DoveBid (Shanghai) Co. Ltd	China	100%	Asset sales and services
GoIndustry-DoveBid (Taiwan) Ltd	Taiwan	100%	Asset sales and services
GoIndustry-DoveBid (Thailand) Ltd	Thailand	100%	Asset sales and services
GoIndustry-DoveBid Japan K.K.	Japan	100%	Asset sales and services
GoIndustry-DoveBid Korea Co. Ltd	Korea	100%	Asset sales and services
GoIndustry-DoveBid Mexico SA de CV	Mexico	100%	Asset sales and services
GoIndustry-DoveBid Philippines, Inc.	Philippines	100%	Asset sales and services
GoIndustry-DoveBid Valuation (Thailand) Ltd	Thailand	100%	Asset sales and services

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 55

Company Statement of Financial Position
As at 31 December 2010

		2010	2009
	Note	£000’s	£000’s

Non-current assets
Intangible assets	3	—	—
Investments in subsidiaries	4	21,933	22,873
Loans to subsidiary undertakings		11,199	8,975

		33,132	31,848

Current assets
Trade and other receivables	5	11	81
Cash and cash receivables	6	1,417	3,073

		1,428	3,154

Total assets		34,560	35,002

Current liabilities
Trade and other payables	7	810	814
Borrowings	8	500	—

		1,310	814

Non-current liabilities

Borrowings	8	—	500

		—	500

Total liabilities		1,310	1,314

Net assets		33,250	33,688

Equity
Share capital	9	98	9,745
Share premium	9	22,983	22,495
Shares to be issued		—	542
Capital redemption reserve	10	28,609	18,908
Other reserves	11	20,382	20,196
Accumulated losses	12	(38,822)	(38,198)

Total equity		33,250	33,688

The notes on pages 59 to 64 are an integral part of these consolidated financial statements.
The financial statements were approved by the Board, and authorised for issue on 27 May 2011.
They were signed on its behalf by:

Jack Reinelt	Leslie-Ann Reed
Chief Executive Officer	Chief Financial Officer

27 May 2011	27 May 2011

56 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

Company Statement of Changes in Equity
For the year ended 31 December 2010

			Capital		Own
			re-		shares	Acqui-	Share	Accum-
	Share	Share	demption	Shares to	held in	sition	options	ulated
	capital	premium	reserve	be issued	trust	reserve	reserve	losses	TOTAL
	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s
At 1 January 2009	23,583	18,872	—	542	(974)	18,624	1,322	(15,398)	46,571

Comprehensive income:
Loss for the year	—	—	—	—	—	—		(21,912)	(21,912)
Transactions with owners:
Cancellation of shares	(18,908)	—	18,908	—	888	—	—	(888)	—
New shares issued	2,657	2,126	—	—	—	—	—	—	4,783
Conversion of loan notes	2,413	1,923	—	—	—	—	—	—	4,336
Cost of share issue	—	(426)	—	—	—	—	—	—	(426)
Share based payments	—	—	—	—	—	—	250	—	250
Transfer of shares	—	—	—	—	86	—	—	—	86

Total transactions with owners	(13,838)	3,623	18,908	—	974	—	250	(888)	9,029

At 1 January 2010	9,745	22,495	18,908	542	—	18,624	1,572	(38,198)	33,688

Comprehensive income:
Loss for the year	—	—	—	—	—	—	—	(624)	(624)
Transactions with owners:
Issue of deferred share consideration and additional listing	54	488	—	(542)	—	—	—	—	—
Cancellation of redeemable deferred shares held	(9,701)	—	9,701	—	—	—	—	—	—
Share based payments	—	—	—	—	—	—	186	—	186

Total transactions with owners	(9,647)	488	9,701	(542)	—	—	—	—	—

At 31 December 2010	98	22,983	28,609	—	—	18,624	1,758	(38,822)	33,250

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 57

Company Statement of Cash Flows

For the year ended 31 December 2010

		2010	2009
	Note	£000’s	£000’s
Cash flows from operating activities
Cash utilised in operations	14	(1,580)	(4,790)
Interest paid		(106)	(757)
Interest received		30	314

Net cash used in operating activities		(1,656)	(5,233)

Cash flows from financing activities
Proceeds from issuance of ordinary shares		—	4,087
Repayments of borrowings		—	(134)

Net cash from financing activities		—	3,953

Net decrease in cash and cash equivalents		(1,656)	(1,280)

Cash and cash equivalents at beginning of year		3,073	4,353

Cash and cash equivalents at end of year		1,417	3,073

The notes on pages 59 to 64 are an integral part of these consolidated financial statements.

58 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

Notes to the Company Financial Statements
1.	Summary of significant accounting policies
Basis of preparation
The Company has elected to prepare its financial statements in accordance with International Financial Reporting Standards (‘IFRS’) adopted for use in the EU as at 31 December 2010 (‘adopted IFRS’). The financial statements are presented under the historical cost convention.
The accounting policies applied by the Group are described in detail in note 2 to the consolidated accounts. The other important company accounting policies are summarised below.
Loss for the year
The Company has taken advantage of section 408 of the Companies Act 2006 and consequently has not presented a Statement of Comprehensive Income for the Company alone. The Company made a loss of £0.6m in the year (2009: loss of £21.9m). There was no other recognised income or expense in the year (2009: nil).
Investments
Investments in subsidiaries are recorded at cost less any provision for impairment losses.
2.	Financial risk management
The Company’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. Financial risk management is coordinated at Group level and seeks to minimise potential adverse effects on the Group’s financial performance.
2.1	Market risk

(a)	Foreign exchange risk
The Company’s exposure to foreign exchange risk is limited as it does not engage in trading activity. The Company does enter into transactions with overseas Group undertakings, but these are denominated predominantly in Sterling. Where balances with Group undertakings denominated in foreign currency do exist these are long-standing and therefore changes in foreign exchange rates do not have any impact on cash flows.
(b)	Interest rate risk
The convertible loan notes are at a fixed interest rate of 12% and therefore the company is not subject to cash flow interest rate risk.
2.2	Credit risk
Credit risk arises from the risk that a counterparty defaults on its liability in relation to financial assets of the company that they are holding. The Company is subject to credit risk on its bank deposits. Bank deposits are held only by institutions rated as investment grade by an independent rating agency; credit exposure is further reduced by limiting the proportion of net deposits that can be held by a single institution.

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 59

Notes to the Company Financial Statements continued

For the year ended 31 December 2010
2.3	Liquidity risk
Liquidity risk is primarily managed through the maintenance of adequate liquid resources, principally in the form of bank deposits.
The table below sets out the maturity profile of the Company’s financial assets and liabilities:
2010

		Recog-	Contra-	Total
		nised	ctual	contra-
	Effective	asset/	interest	ctual	6 months	6-12	1-5
	interest	(liability)	payable	cashflow	or less	months	years
	rate	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s
Loans and receivables
Loan to subsidiaries		11,199	—	11,199	—	—	11,199
Bank deposits	0.25%	1,417	4	1,421	1,421	—	—
Financial liabilities measured at amortised cost
Trade payables		(130)	—	(130)	(130)	—	—
Amounts payable to subsidiary undertakings		(459)	—	(459)	(459)	—	—
Accrued expenses		(221)	—	(221)	(221)	—	—
Convertible loan notes	12%	(500)	(60)	(560)	(30)	(530)	—

		11,306	(56)	11,250	581	(530)	11,199

2009

		Recognised	Contractual	Total
	Effective	asset/	interest	contractual	6 months	6-12	1-5
	interest	(liability)	payable	cashflow	or less	months	years
	rate	£000’s	£000’s	£000’s	£000’s	£000’s	£000’s
Loans and receivables
Loan to subsidiaries		8,975	—	8,975	—	—	8,975
Bank deposits	0.75%	3,073	23	3,096	3,096	—	—
Financial liabilities measured at amortised cost
Trade payables		(118)	—	(118)	(118)	—	—
Amounts payable to subsidiary undertakings		(285)	—	(285)	(285)	—	—
Accrued expenses		(371)	—	(371)	(371)	—	—
Convertible loan notes	12%	(500)	(120)	(620)	(30)	(30)	(560)

		10,774	(120)	10,677	2,292	(30)	8,415

60 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

3.	Intangible assets

Software and
systems
development
£000’s
Cost:
At 1 January 2009 and 2010	10
Additions	—

At 31 December 2010	10

Accumulated amortisation:
At 1 January 2009	5
Charge for the year	5

At 1 January 2010	10
Charge for the year	—

At 31 December 2010	10

Net book value:
At 31 December 2010	—

At 1 January 2010	—

At 1 January 2009	5

4.	Investments in subsidiaries

£000’s
Cost:
At 1 January 2009	31,651
Impairment of investments	(11,496)
Capital contribution to subsidiary undertaking	206
Additional investment in subsidiary	2,512

At 1 January 2010	22,873

Converted to loan to subsidiary undertaking	(997)
Capital contribution to subsidiary undertaking	57

At 31 December 2010	21,933

An impairment review was performed on the Company investments which resulted in no charge (2009: charge of £11.5m). Full details of the assumptions underlying the impairment calculations are set out in note 15 to the consolidated financial statements.
Further details of the investments held by the Company are contained in note 29 to the consolidated financial statements.
5.	Trade and other receivables

	2010	2009
	£000’s	£000’s
Current:
Taxes receivable	—	68
Prepayments	11	13

Total	11	81

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 61

Notes to the Company Financial Statements continued

For the year ended 31 December 2010
6.	Cash and cash equivalents

	2010	2009
	£000’s	£000’s
Own cash on hand and at bank	46	100
Short-term bank deposits	1,371	2,973

Total	1,417	3,073

7.	Trade and other payables

	2010	2009
	£000’s	£000’s
Trade payables	130	118
Amounts payable to subsidiary undertakings	459	285
Social security and other taxes	—	40
Accrued expenses	221	371

Total	810	814

8.	Borrowings

	2010	2009
	£000’s	£000’s
Current:
Convertible loan notes	500	—

Non-current:
Convertible loan notes	—	500

The convertible loan notes are held by GoIndustry-DoveBid plc, mature on 31 December 2011 and bear interest at 12% per annum. The notes are convertible at any time into 1p New Ordinary shares at a price of £2.80 per share (2009: 1p Ordinary shares at 28.0p per share). The notes may be redeemed by the Company at par at any time after 31 December 2010.
9.	Share capital and premium

		Redeemable deferred		Deferred shares of		Ordinary shares of		New ordinary shares of
		shares of 4p each		99p each		1p each		1p each
		Number	Ordinary	Number	Ordinary	Number	Ordinary	Number	Ordinary	Share
		of shares	shares	of shares	shares	of shares	shares	of shares	shares	premium
		000’s	£000’s	000’s	£000’s	000’s	£000’s	000’s	£000’s	£000’s
At 1 Jan 2009	Opening balance	—	—	—	—	471,658	23,583	—	—	18,872

2 Jan 2009	Sub-division of ordinary shares	471,658	18,866	—	—	—	(18,866)	—	—	—
25 Jun 2009	Cancellation of own shares held	(4,239)	(170)	—	—	(4,239)	(42)	—	—	—
11 Sept 2009	Shares issued	—	—	—	—	250,723	2,507	—	—	2,006
11 Sept 2009	Conversion of loan notes	—	—	—	—	241,288	2,413	—	—	1,923
11 Sept 2009	Additional shares to convertible loan note holder	—	—	—	—	15,000	150	—	—	120
11 Sept 2009	Cancellation of redeemable deferred shares	(467,419)	(18,696)	—	—	—	—	—	—	—
11 Sept 2009	Less: cost of shares issued	—	—	—	—	—	—	—	—	(426)

At 1 Jan 2010	Opening balance	—	—	—	—	974,430	9,745	—	—	22,495

25 Feb 2010	Issue of deferred share consideration and additional listing	—	—	—	—	5,420	54	—	—	488
23 Jun 2010	Restructuring	—	—	9,798	9,701	(979,850)	(9,799)	9,798	98	—
22 Dec 2010	Cancellation of deferred shares	—	—	(9,798)	(9,701)	—	—	—	—	—

At 31 Dec 2010	Closing balance	—	—	—	—	—	—	9,798	98	22,983

62 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

On 25 February 2010, the Company issued 5,420,000 ordinary shares of 1 pence each in satisfaction of the deferred consideration arrangement on the second anniversary of the acquisition of Dovebid, Inc.
At the Company’s AGM on 23 June 2010, the Company announced a restructuring of its equity share capital by consolidating every 100 of its issued ordinary shares of 1 pence each into one new ordinary share of £1.00 each, immediately followed by a subdivision of each £1.00 ordinary share into one new ordinary share of 1 pence (the “New Ordinary Shares”) and one deferred share of 99 pence.
On 22 December 2010, the company issued one New Ordinary Share of 1 pence to fund the repurchase of the 9,798,493 deferred shares of 99 pence each created on 23 June 2010. The deferred shares were then immediately cancelled.
10.	Capital redemption reserve

£000’s
At 1 January 2009	—
Cancellation of own shares held	18,908

At 1 January 2010	18,908
Cancellation of own shares held	9,701

At 31 December 2010	28,609

11.	Other reserves

	Acquisition	Share options
	reserve	reserve	Total
	£000’s	£000’s	£000’s
At 1 January 2009	18,624	1,322	19,946
Share based payments	—	44	44
Capital contribution to subsidiary undertaking	—	206	206

At 1 January 2010	18,624	1,572	20,196
Share based payments	—	129	129
Capital contribution to subsidiary undertaking	—	57	57

At 31 December 2010	18,624	1,758	20,382

12.	Accumulated losses

£000’s
At 1 January 2009	(15,398)
Loss for the year	(21,912)
Cancellation of shares	(888)

At 1 January 2010	(38,198)
Loss for the year	(624)

At 31 December 2010	(38,822)

www.go-dove.com	GoIndustry-DoveBid plc annual report and accounts 2010 63

Notes to the Company Financial Statements continued

For the year ended 31 December 2010
13.	Related party transactions
During the year the Company has entered into transactions with subsidiary companies of the GoIndustry DoveBid Group of £3.4m (2009: £2.0m) comprising of interest, management fees and loans. Balances with these companies at 31 December 2010 and 2009 are detailed in note 7 and the statement of financial position.
The total remuneration of the key management of the Company in the year was as follows:

	2010	2009
	£000’s	£000’s

Short-term employee benefits	816	410
Post-employment benefits	—	173
Share-based payments	129	44

Total	945	627

14.	Cash used in operations

	2010	2009
	£000’s	£000’s
Loss before income tax	(624)	(21,912)
Adjustments for:
— Amortisation	—	5
— Share based payments	129	130
— Finance costs — net	76	713
— Impairment of investments	—	11,564
Changes in working capital:
— Trade and other receivables	(1,157)	4,448
— Trade and other payables	(4)	262

Cash used in operations	(1,580)	(4,790)

64 GoIndustry-DoveBid plc annual report and accounts 2010	www.go-dove.com

Independent auditor’s report to the members of GoIndustry-DoveBid plc
We have audited the group and parent company financial statements (“the financial statements”) on pages 11 to 52. The financial reporting framework that has been applied in their preparation is applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union and, as regards the parent company financial statements, as applied in accordance with the provisions of the Companies Act 2006.
This report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.
Respective responsibilities of directors and auditors
As more fully explained in the Directors’ Responsibilities Statement set out on page 9, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s (APB’s) Ethical Standards for Auditors.
Scope of the audit of the financial statements
A description of the scope of an audit of financial statements is provided on the APB’s website at www.frc.org.uk/apb/scope/UKNP.
Opinion on the financial statements
In our opinion
•	the financial statements give a true and fair view of the state of the group’s and the parent’s affairs as at 31 December 2009 and of the group’s loss for the year then ended;

•	the group financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union;

•	the parent financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union and as applied in accordance with the Companies Act 2006; and

•	the financial statements have been prepared in accordance with the requirements of the Companies Act 2006.
Opinion on other matter prescribed by the Companies Act 2006
In our opinion the information given in the Directors’ Report for the financial year for which the financial statements are prepared is consistent with the financial statements.
Matters on which we are required to report by exception
We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:
•	adequate accounting records have not been kept by the parent company, or returns adequate for our audit have not been received from branches not visited by us; or

•	the parent company financial statements are not in agreement with the accounting records and returns; or

•	certain disclosures of directors’ remuneration specified by law are not made; or

•	we have not received all the information and explanations we require for our audit.
David Clark (Senior Statutory Auditor)
For and on behalf of BAKER TILLY UK AUDIT LLP, Statutory Auditor
Chartered Accountants
2 Bloomsbury Street
London WC1B 3ST
14 May 2010

Consolidated statement of comprehensive income
For the year ended 31 December 2009

	2009					2008
		Before				Before
		except-				except-
		ional	Except-			ional	Except-
		items and	ional	Other		items and	ional	Other
		other	items	charges		other	items	charges
In thousands of pounds	Note	charges	(note 6)	(note 7)	Total	charges	(note 6)	(note 7)	Total

Revenue	5	41,990	—	—	41,990	36,898	—	—	36,898
Cost of sales		(16,716)	—	—	(16,716)	(13,681)	—	—	(13,681)

Direct profit		25,274	—	—	25,274	23,217	—	—	23,217

Administrative expenses		(25,857)	(1,773)	(1,036)	(28,666)	(27,200)	(23,758)	(788)	(51,746)

Operating loss	8	(583)	(1,773)	(1,036)	(3,392)	(3,983)	(23,758)	(788)	(28,529)

Finance costs
Interest income	11	141	—	—	141	369	—	—	369
Finance costs	11	(972)	(414)	—	(1,386)	(698)	—	—	(698)

Share of loss of associate		(28)	—	—	(28)	(27)	—	—	(27)

Loss before income tax		(1,442)	(2,187)	(1,036)	(4,665)	(4,339)	(23,758)	(788)	(28,885)
Income tax expense	12	(170)	—	—	(170)	(73)	—	—	(73)

Loss for the year from continuing operations		(1,612)	(2,187)	(1,036)	(4,835)	(4,412)	(23,758)	(788)	(28,958)

Loss for the year from discontinued operations	13				—				(1,303)

Loss for the year					(4,835)				(30,261)

Other comprehensive income
Exchange (losses) / gains on translation of foreign subsidiaries					(2,130)				8,043
Actuarial (losses) / gains on defined benefit pension scheme					(2,150)				430

Other comprehensive income for the year					(4,280)				8,473

Total comprehensive income for the year					(9,115)				(21,788)

Loss attributable to:
Owners of the Parent					(4,916)				(30,323)
Non-controlling interests					81				62

					(4,835)				(30,261)

Total comprehensive loss attributable to:
Owners of the Parent					(9,196)				(21,850)
Non-controlling interests					81				62

					(9,115)				(21,788)

Loss per share for loss from continuing operations attributable to owners of the parent during the year (expressed in pence per share)
Basic	14				(0.8p )				(6.6p )
Diluted	14				(0.8p )				(6.6p )

Loss per share for loss attributable to owners of the parent during the year (expressed in pence per share)
Basic	14				(0.8p )				(6.9p )
Diluted	14				(0.8p )				(6.9p )
The tax effect on other comprehensive income is nil (2008: nil).
The notes on pages 15 to 43 are an integral part of these consolidated financial statements

Consolidated statement of financial position
As at 31 December 2009

In thousands of pounds	Note	2009	2008

Non-current assets
Property, plant and equipment	15	1,026	1,429
Intangible assets	16	32,335	35,750
Investment in associate	17	—	28

		33,361	37,207

Current assets
Inventories		597	2,743
Trade and other receivables	18	6,649	10,853
Cash and cash equivalents	19	20,751	18,037

		27,997	31,633

Total assets		61,358	68,840

Current liabilities
Trade and other payables	20	25,611	27,803
Borrowings	21	2,317	9,970

		27,928	37,773

Non-current liabilities
Trade and other payables	20	358	1,094
Borrowings	21	2,048	546
Retirement benefit obligations	22	4,581	2,898

		6,987	4,538

Total liabilities		34,915	42,311

Net assets		26,443	26,529

Equity
Share capital	23	9,745	23,583
Share premium	23	22,495	18,872
Shares to be issued	23	542	542
Own shares held in trust	24	—	(974)
Capital redemption reserve	27	18,908	—
Other reserves	25	54,327	56,207
Accumulated losses	26	(79,836)	(71,882)

Capital and reserves attributable to owners of the parent		26,181	26,348

Non-controlling interests		262	181

Total equity		26,443	26,529

The notes on pages 15 to 43 are an integral part of these consolidated financial statements
The financial statements were approved by the board of directors and authorised for issue on 14 May 2010. They were signed on its behalf by:

Jack Reinelt	David Horne
Chief Executive Officer	Chief Financial Officer

Consolidated statement of changes in equity
For the year ended 31 December 2009

	Attributable to owners of the parent
					Own
			Capital		shares		Share	Foreign	Accumu-		Non-
	Share	Share	redemption	Shares to	held in	Acquisition	options	currency	lated		controlling	TOTAL
In thousands of pounds	capital	premium	reserve	be issued	trust	reserve	reserve	reserve	losses	TOTAL	interest	Equity

At 1 January 2008	13,250	9,578	—	—	(1,042)	47,649	1,149	(807)	(41,989)	27,788	119	27,907

Comprehensive income:
Loss for the year	—	—	—	—	—	—	—	—	(30,323)	(30,323)	62	(30,261)
Other comprehensive income:
Actuarial gain on defined benefit pension scheme	—	—	—	—	—	—	—	—	430	430	—	430
Currency translation differences	—	—	—	—	—	—	—	8,043	—	8,043	—	8,043

Total comprehensive income:	—	—	—	—	—	—	—	8,043	(29,893)	(21,850)	62	(21,788)
Transactions with owners:
Issue of share capital to finance the acquisition of DoveBid Inc.	9,250	9,250	—	—	—	—	—	—	—	18,500	—	18,500
Shares issued as consideration for the acquisition of DoveBid Inc.	1,083	1,083	—	542	—	—	—	—	—	2,708	—	2,708
Cost of share issue	—	(1,039)	—	—	—	—	–	—	—	(1,039)	—	(1,039)
Share based payments	—	—	—	—	—	—	173	—	—	173	—	173
Transfer of shares	—	—	—	—	68	—	—	—	—	68	—	68

Total transactions with owners:	10,333	9,294	—	542	68	—	173	—	—	20,410	—	20,410

At 1 January 2009	23,583	18,872	—	542	(974)	47,649	1,322	7,236	(71,882)	26,348	181	26,529

Comprehensive income:
Loss for the year	—	—	—	—	—	—	—	—	(4,916)	(4,916)	81	(4,835)
Other comprehensive income:
Actuarial loss on defined benefit pension scheme	—	—	—	—	—	—	—	—	(2,150)	(2,150)	—	(2,150)
Currency translation differences	—	—	—	—	—	—	—	(2,130)	—	(2,130)	—	(2,130)

Total comprehensive income:	—	—	—	—	—	—	—	(2,130)	(7,066)	(9,196)	81	(9,115)
Transactions with owners:
Cancellation of shares	(18,908)	—	18,908	—	888	—	—	—	(888)	—	—	—
New shares issued	2,657	2,126	—	—	—	—	—	—	—	4,783	—	4,783
Conversion of loan notes	2,413	1,923	—	—	—	—	—	—	—	4,336	—	4,336
Cost of share issue	—	(426)	—	—	—	—	—	—	—	(426)	—	(426)
Share based payments	—	—	—	—	—	—	250	—	—	250	—	250
Transfer of shares	—	—	—	—	86	—	—	—	—	86	—	86

Total transactions with owners:	(13,838)	3,623	18,908	—	974	—	250	—	(888)	9,029	—	9,029

At 31 December 2009	9,745	22,495	18,908	542	—	47,649	1,572	5,106	(79,836)	26,181	262	26,443

The notes on pages 15 to 43 are an integral part of these consolidated financial statements

Consolidated statement of cash flows
For the year ended 31 December 2009

In thousands of pounds	2009	2008

Cash flows from operating activities
Loss before income tax	(4,665)	(28,885)

Adjustments for:
Depreciation	434	360
Amortisation	935	672
Goodwill impairment charge	—	19,378
Net interest expense	1,245	329
Share based payments	336	241
Net retirement benefit cost	117	176
Share of loss of associate	28	27
Changes in working capital:
Decrease / (increase) in inventories	1,943	(1,855)
Decrease in accounts receivable	3,719	1,785
(Decrease) / increase in accounts payable	(2,563)	1,209
Increase / (decrease) in retirement benefit obligations	1,683	(367)

Operating cash flows before interest and taxes	3,212	(6,930)

Interest paid	(1,116)	(698)
Interest received	141	369
Income and corporation taxes paid	(156)	(108)

Net cash generated from / (used in) operating activities	2,081	(7,367)

Cash flows from investing activities
Purchases of property, plant and equipment	(94)	(471)
Disposals of property, plant and equipment	91	—
Purchases of intangible assets	(394)	(1,786)
Loan granted to associate	—	(55)
Disposal of subsidiary	—	(129)
Acquisition of subsidiary net of cash acquired	—	(7,044)

Net cash used in investing activities	(397)	(9,485)

Cash flows from financing activities
Proceeds on issue of shares	4,087	17,461
(Decrease) / increase in borrowings	(1,815)	3,379

Net cash generated from financing activities	2,272	20,840

Net increase in cash and cash equivalents	3,956	3,988

Cash and cash equivalents at beginning of year	18,037	14,797
Effect of foreign exchange rate changes	(1,242)	(748)

Cash and cash equivalents at end of year	20,751	18,037

The notes on pages 15 to 43 are an integral part of these consolidated financial statements

Notes to the consolidated financial statements
For the year ended 31 December 2009
1. General information
GoIndustry-DoveBid plc (‘the company’) and its subsidiaries (together ‘the group’) is a global market leader in the service, management, and disposal of surplus industrial assets. The group has offices in locations across Europe, North America, and Asia.
The company is a public limited company incorporated and domiciled in the United Kingdom. The address of its registered office is 1-6 Lombard Street, London, EC3V 9JU.
The company is listed on the Alternative Investment Market (AIM) of the London Stock Exchange.
2. Summary of significant accounting policies
The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all of the years presented unless otherwise stated.
Basis of preparation
These consolidated financial statements include the accounts of GoIndustry-DoveBid plc and all of its subsidiaries made up to 31 December each year.
The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (‘IFRS’) adopted for use in the EU and IFRIC interpretations as at 31 December 2009 (‘adopted IFRS’) and the Companies Act applicable to companies reporting under IFRS.
The financial statements are presented in Sterling, rounded to the nearest thousand, and have been prepared on a historical cost basis.
The preparation of financial statements in accordance with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgment in the process of applying the group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 4.
(a) Standards, amendments and interpretations effective in 2009
•	IAS 1 (revised), “Presentation of financial statements”. The revised standard has introduced terminology changes (including revised titles for the financial statements) and changes in the format and content of the financial statements. In addition, the revised standard prohibits the presentation of items of income and expenses (that is ‘non-owner changes in equity’) in the statement of changes in equity, requiring ‘non-owner changes in equity’ to be presented separately from owner changes in equity. All ‘non-owner changes in equity’ are required to be shown in a performance statement.

Entities can choose whether to present one performance statement (the statement of comprehensive income) or two statements (the income statement and statement of comprehensive income). The group has elected to present one statement: a statement of comprehensive income.

•	IFRS 8, ‘Operating segments’. The group has adopted IFRS 8 “Operating segments” during the period. The standard supersedes IAS 14, ‘Segment reporting’ and is effective for the year ended 31 December 2009. IFRS 8 provides segmental information for the group on the basis of information reported internally to the chief operating decision-maker for decision-making purposes. The group considers that the role of chief operating decision-maker is performed by the group board of directors. IAS 14 required segmental information to be reported for business segments and geographical segments based on assets and operations that provided products or services subject to different risks and returns. The adoption of IFRS 8 has not had any impact on the performance or position of the group or on the presentation of these financial statements as internal reporting is based upon geographical segments.

•	IFRS 2 Share-based payment – amendments relating to group cash-settled share-based payment transactions

•	IFRS 3 Business combinations – comprehensive revision on applying the acquisition method adopted early by the group

•	IFRS 9 Financial Instruments – amendments relating to classification and measurement

•	IAS 1 Presentation of financial statements – amendments resulting from April 2009 Annual Improvements to IFRSs adopted early by the group

•	IAS 7 Statement of Cash Flows – amendments resulting from April 2009 Annual Improvements to IFRSs

•	IAS 17 Leases – amendments resulting from April 2009 Annual Improvements to IFRSs

•	IAS 24 Related Party Disclosures – revised definition of related parties

•	IAS 27 Consolidated and Separate Financial Statements – consequential amendments arising from amendments to IFRS 3 early adopted by the group

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
•	IAS 36 Impairment of Assets – amendments resulting from April 2009 Annual Improvements to IFRSs

•	IAS 38 Intangible Assets – amendments resulting from April 2009 Annual Improvements to IFRSs

•	IFRIC 14 IAS 19 – The limit on a defined benefit asset, minimum funding requirements and their interaction (endorsed).
(b) Standards, amendments and interpretations effective in 2009 but not relevant
The following standards, amendments and interpretations to published standards are mandatory for accounting periods beginning on or after 1 January 2009 but are not relevant to the group:
•	IFRS 1 First time adoption of IFRS – amendments relating to oil and gas assets and determining whether an arrangement contains a lease; amendment in relation to the cost of an investment in a subsidiary, jointly controlled entity or associate

•	IFRS 5 Non-current Assets Held for Sale and Discontinued Operations – amendment

•	IAS 28 Interests in Joint Ventures – consequential amendments arising from amendments to IFRS 3

•	IAS 32 Financial instruments: presentation – amendments relating to classification of rights issues

•	IAS 39 Financial instruments: recognition and measurement – amendments for eligible hedged items

•	IFRIC 2 Members’ shares in co-operative entities and similar instruments – consequential amendments arising from amendments to IAS 32

•	IFRIC 12 Service concession arrangements

•	IFRIC 13 Customer loyalty programs (endorsed)

•	IFRIC 16 Hedges of a net investment in a foreign operation

•	IFRIC 17 Distributions of non-cash assets to owners

•	IFRIC 18 Transfer of assets from Customers

•	IAS 28 (amendment), ‘Investment in associates’ (and consequential amendments to IAS 32, ‘Financial instruments: Recognition and measurement’ and IFRS 7, ‘Financial instruments: Disclosures’)

•	IAS 29 (amendment), ‘Financial reporting in hyperinflationary economies’

•	IAS 31 Investment in joint ventures – consequential amendments arising from amendments to IFRS 3

•	IAS 31 (amendment), ‘Interests in joint ventures’ (and consequential amendments to IAS 32, ‘Financial instruments: Recognition and measurement’ and IFRS 7, ‘Financial instruments: Disclosures’)

•	IAS 32 (amendment), ‘Financial instruments: Presentation’ and IAS 1 (amendment) ‘Presentation of financial statements – Puttable financial instruments and obligations arising on liquidation’

•	IAS 40 (amendment), ‘Investment property’ (and consequent amendments to IAS 16, ‘Property, plant and equipment’)

•	IAS 41 (amendment), ‘Agriculture’.
Going concern
The group had net current assets of £69 thousand at 31 December 2009 (2008: net current liabilities of £6,140 thousand), gross cash of £20,751 thousand (2008: £18,037 thousand) and net cash after deducting borrowings and amounts due to clients of £150 thousand (2008: net debt of £8,658 thousand). The directors have considered the implications for going concern as set out below.
The board remains satisfied with the group’s funding and liquidity position, and in particular notes the significant improvement from 2008. The main sources of debt funding are the bank facilities with Barclays Bank plc in the United Kingdom, PNC Bank in the United States of America, Hypo Vereins Bank in Germany and the convertible loan notes. The group also holds subordinated loan notes that were acquired as part of the acquisition of DoveBid, Inc.
As indicated in note 21 to the financial statements, the group meets its day-to-day working capital requirements from its cash and overdraft facilities. Subsequent to 31 December 2009, management has renegotiated the PNC Bank facilities to reduce the principal deal facility from $5 million to $3.5 million, with a corresponding increase in the working capital facility from $2 million to $3.5 million; the $3 million term loan facility remains unchanged and had a balance of $2.65 million outstanding at 31 December 2009. In addition to the PNC Bank facilities, the group has facilities with Barclays Bank plc of £300 thousand and Hypo Vereins Bank of £300 thousand, both of which are repayable on demand.

The board remains mindful regarding the uncertainties inherent in the current economic climate. The group’s forecasts and projections, taking account of reasonable changes in trading performance given these uncertainties, show the group operating within its current facilities.
The board has reviewed the bank facilities and believes that they provide sufficient headroom going forward. Forecasts reviewed by the board, including forecasts adjusted for worse economic conditions together with appropriate cost containment measures already in place show continued compliance with covenants on the PNC Bank facilities. All other debt funding is free of covenants. Those forecasts show the group has sufficient working capital facilities.
On the basis of these forecasts, both base case and sensitised as described above, and given the level and repayment profile of the facilities, the board has concluded that the going concern basis of preparation continues to be appropriate.
Consolidation
Subsidiaries are all entities over which the group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. Subsidiaries are fully consolidated from the date on which control is transferred to the group. They are de-consolidated from the date that control ceases.
The purchase method of accounting is used to account for the acquisition of subsidiaries by the group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date, irrespective of the extent of any minority interest. The excess of the cost of acquisition over the fair value of the group’s share of the identifiable net assets acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the income statement.
Inter-company transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated but considered an impairment indicator of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the group.
Investments in associates are all entities over which the group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are included in the consolidated financial statements using the equity method.
The group’s share of its associates’ post-acquisition profits or losses is recognised in profit or loss. The cumulative post-acquisition movements are adjusted against the carrying value of the investment.
Segment reporting
The group presents segmental analysis by geography. All geographical segments are engaged in providing products or services within a particular economic environment that are subject to risks and returns that are different from those of segments operating in other economic environments. The corporate centre provides support services to the group as a whole covering IT, finance, legal and campaign marketing. Assets and liabilities are allocated according to their physical location.
Information reported to the group’s chief operating decision maker for the purposes of resource allocation and assessment of segment performance is more specifically focussed on the geographical region and not the type of service. The group’s reportable segments under IFRS 8 are therefore as follows: North America, Europe, Asia and Corporate. The accounting policies of the reportable segments are the same as the group’s accounting policies described in this note. Segment profit represents the profit earned by each segment without allocation of central administration costs and directors’ salaries. This is the measure reported to the chief operating decision maker for the purposes of resource allocation and assessment of segment performance.
Foreign currency translation
(a)	Functional and presentation currency

Items included in the financial statements of each of the group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The consolidated financial statements are presented in ‘Sterling’ (‘£’), which is the company’s functional and presentation currency.

(b)	Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit or loss.

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
(c)	Group companies

The results and financial position of all the group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:
i.	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

ii.	income and expenses are translated at weighted average monthly exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and all resulting exchange differences are recognised in other comprehensive income.
On consolidation, exchange differences arising from the translation of the net investment in foreign operations, are recognised in other comprehensive income. When a foreign operation is partially disposed of or sold, exchange differences that were recorded in other comprehensive income are recognised in profit or loss as part of the gain or loss on sale.
Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.
Revenue recognition
Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the group’s activities. Revenue is shown net of value-added tax, returns, rebates and discounts.
The primary business of the group is the provision of services associated with the valuation and sale of used industrial equipment. In such circumstances group companies act as an agent on behalf of their clients, and revenues represent commissions or fees charged to clients in connection with the provision of these services. Group companies may also take a position as a principal whereby they purchase and sell equipment on their own behalf. On these occasions revenues represent the percentage ownership of the value of the equipment being sold with the cost of such equipment being reported within inventory at the time of purchase and as cost of sales at the time of sale.
Revenue is recognised when it is probable that the economic benefits will flow to the group, when the revenues and associated costs can be reliably measured and when the stage of completion of the transaction at the balance sheet date can also be reliably measured. In addition in the case of principal sales of equipment the group company must have transferred to the buyer the significant risks and rewards of ownership of those goods, and must retain no significant managerial involvement with, nor control over, those goods.
In the case of agency sales a buyer will usually be identified, the sale price agreed and the buyer invoiced on behalf of the client before the group invoices the client. Accrued income receivable represents an accrual for such work completed on behalf of clients but not yet invoiced to the client. Accruals are estimated based on the expected proceeds from the sale of client owned equipment, agreed commission rates and other contractual terms.
Employee benefits
(a)	Pension obligations

The group has both defined benefit and defined contribution plans. A defined contribution plan is a pension plan under which the group pays fixed contributions into a separate entity. The group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. A defined benefit plan is a pension plan that is not a defined contribution plan. Typically defined benefit plans define an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation.

The defined benefit plan, the Henry Butcher Pension and Life Assurance Scheme, is operated by GoIndustry UK Limited. GoIndustry UK Limited is obliged to make sufficient contributions to an externally administered fund in order to satisfy future pension obligations. The Scheme was closed to new members with effect from 1 January 2002, and with effect from 31 December 2004 accrual of benefits in the Scheme ceased and active members contributed to a defined contribution scheme. The liability recognised in the balance sheet in respect of the defined benefit scheme is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets, together with adjustments for unrecognised past-service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability.

Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to other comprehensive income in the period in which they arise.

For defined contribution plans, the group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The group has no further payment obligations once the contributions have been paid. The contributions are recognised as an employee benefit expense when they are due. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in the future payments is available.

(b)	Share-based compensation

The group operates a number of equity-settled, share-based compensation plans. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted, excluding the impact of any non-market vesting conditions (for example, profitability and sales growth targets). Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. At each balance sheet date, the group revises its estimates of the number of options that are expected to vest. It recognises the impact of the revision to original estimates, if any, in profit or loss, with a corresponding adjustment to equity.

The proceeds received net of any directly attributable transaction costs are credited to share capital (nominal value) and share premium when the options are exercised.
Leases
Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to profit or loss on a straight-line basis over the period of the lease.
Current and deferred income tax
The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the company’s subsidiaries and associates operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.
Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.
Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.
Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the group and it is probable that the temporary difference will not reverse in the foreseeable future.
Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and associates, and interests in joint ventures, except where the group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.
Property, plant and equipment
All property, plant and equipment is stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items.
Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the group and the cost of the item can be measured reliably. All other repairs and maintenance are charged to profit or loss during the financial period in which they are incurred.

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
Depreciation is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

Buildings	10-25 years
Vehicles	4 years
Furniture, fittings and equipment	3 years
The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.
An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.
Intangible assets
(a)	Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the group’s share of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill on acquisitions of subsidiaries is included in ‘intangible assets’. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The company allocates goodwill to each geographical business unit.

Assets that have an indefinite useful life, for example goodwill, are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.

(b)	Customer relationships

Customer relationships acquired in a business combination are recognised at fair value at the acquisition date. The customer relationships have a finite useful life and are carried at cost less accumulated amortisation. Amortisation is calculated using the straight-line method over the expected life of the customer relationship, which is 5 years.

(c)	Brands

Brands acquired in a business combination are recognised at fair value at the acquisition date. The brands have a finite useful life and are carried at cost less accumulated amortisation. Amortisation is calculated using the straight-line method over the expected life of the brands, which is 10 years.

(d)	Other intangible assets

Acquired computer software licences are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortised over their estimated useful lives of 2 to 3 years.

In line with IFRS, the group does not recognise internally generated intangible assets arising from expenditures such as research, branding or the creation of its customer and equipment databases. Expenditures associated with internal systems development and with internally generated goodwill are charged against profit in the period in which they are incurred.
Inventories
Inventories comprise used industrial equipment purchased for resale and are stated at the acquisition cost of the assets. In some cases dismantling, transportation, or warehousing costs may be incurred, which are added to the inventory value. These costs are allocated between the group of assets acquired on a weighted average of the deemed value of the assets. Where this allocated cost is in excess of net realisable value the excess carrying amount is written off to profit or loss. Borrowing costs are not included in the inventory valuation. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.
Financial assets
The group’s financial assets comprise trade and other receivables, cash and cash equivalents.

Trade and other receivables
Trade and other receivables comprise trade accounts receivable, accrued income receivable, auction expenses receivable, prepayments and other receivables. Trade receivables are initially recognised at fair value, and subsequently measured at amortised cost using the effective interest method less impairment. A provision for impairment is established when there is objective evidence that the group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows. The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognised in profit or loss within administrative expense. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables. Subsequent recoveries of amounts previously written off are credited against ‘administrative expense’ in profit or loss.
Accrued income receivable represents an accrual for work completed on behalf of clients but not yet invoiced. Auction expenses represent costs incurred on behalf of and recoverable from clients but not yet invoiced.
Cash and cash equivalents
Cash and cash equivalents include cash in hand, deposits held at call with banks, monies held under guarantee, and bank overdrafts.
Group companies routinely collect cash from auction sales, the proceeds of which are ultimately payable to the client whose assets are being sold. Client money owing is reported within cash on the consolidated balance sheet with a corresponding liability reported as amounts due to clients within accounts payable. Client cash that is held together with the group’s own cash is reported within own cash on hand and at bank, but if for legal or other reasons it must be segregated from company funds it is reported separately as client cash on escrow. Short-term deposits are liquid investments that are convertible to known amounts of cash and which are subject to insignificant risk of change in value. Monies held under guarantee is cash held in accounts to which the group enjoys legal title, which are used to meet specific client liabilities.
Trade payables
Trade payables are initially recognised at fair value and subsequently measured at amortised cost, using the effective interest method.
Borrowings
Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognised in profit or loss over the period of the borrowings using the effective interest method.
Borrowings are classified as current liabilities unless the group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.
Provisions
Provisions for potential future costs such as those arising from the defence of a legal claim are recognised when the group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount has been reliably estimated.
Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation.
Share capital
Ordinary shares are classified as equity.
Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction from the proceeds.
Where any group company purchases the company’s equity share capital (own shares held in trust), the consideration paid, including any directly attributable incremental costs is deducted from equity attributable to the company’s equity holders until the shares are cancelled or reissued.
3. Financial risk management
The group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. Financial risk management is coordinated at group level and seeks to minimise potential adverse effects on the group’s financial performance.
Market risk
(a)	Foreign exchange risk

The group operates internationally and is exposed to foreign exchange risk arising from various currency exposures. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations. In order to reduce the currency risk arising in respect of recognised foreign currency assets and net investments in foreign subsidiaries, the group uses direct borrowings in the same currency. The risk relating to future commercial transactions and recognised liabilities is mitigated through the maintenance of cash balances in the same currency.

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
The effect of changing exchange rates is regularly monitored by the group and a sensitivity analysis has been prepared to show the impact of changes in foreign exchange between Sterling, the United States Dollar and the Euro. A decrease of twenty cents in the value of both the Dollar and the Euro would increase consolidated loss before tax by £12 thousand (2008: Decrease £393 thousand) and increase total equity by £5,000 thousand (2008: £5,618 thousand). An increase of five cents in the value of both the Dollar and the Euro would decrease consolidated loss before tax by £1 thousand (2008: Increase £522 thousand) and decrease total equity by £999 thousand (2008: £8,459 thousand).

Foreign exchange risk arises when future commercial transactions or recognised assets or liabilities are denominated in a currency that is not the functional currency.

The carrying values of the group’s financial assets and liabilities are denominated in the following currencies:

	2009
In thousands of pounds	USD	Euro	GBP	Total

Loans and receivables:
Trade receivables	2,130	809	464	3,403
Other receivables	767	117	6	890
Accrued income	60	324	1,066	1,450
Cash and cash equivalents	14,268	2,727	3,756	20,751
Amortised Costs:
Trade payables	124	(272)	(3,341)	(3,489)
Amounts due to clients	(12,635)	(2,647)	(954)	(16,236)
Accruals and other payables	(1,550)	(1,003)	(787)	(3,340)
Borrowings	(3,280)	(500)	(585)	(4,365)

	(116)	(445)	(375)	(936)

	2008
In thousands of pounds	USD	Euro	GBP	Total

Trade receivables	1,857	1,094	628	3,579
Other receivables	849	165	30	1,044
Accrued income	621	791	3,401	4,813
Cash and cash equivalents	13,036	1,217	3,784	18,037
Amortised Costs:
Trade payables	(1,501)	(841)	(2,365)	(4,707)
Amounts due to clients	(9,695)	(1,881)	(4,603)	(16,179)
Accruals and other payables	(3,176)	(1,160)	(1,042)	(5,378)
Borrowings	(5,290)	—	(5,226)	(10,516)

	(3,299)	(615)	(5,393)	(9,307)

During the 12 month period the Sterling / US Dollar exchange rate fluctuated between a maximum and minimum of 1.653 and 1.421 US $ to £1.

During the 12 month period the Sterling / Euro exchange rate fluctuated between a maximum and minimum of 1.176 and 1.076 EUR to £1.

(b)	Cash flow interest rate risk

Borrowings of the group comprise convertible loan notes issued by GoIndustry-DoveBid plc and bank loans held by GoIndustry USA Inc., GoIndustry UK Limited and GoIndustry AG. The group is exposed to cash flow interest rate risk only on its bank borrowings as the convertible loan notes attract interest at a fixed rate of 12%. Bank borrowings are used mainly for working capital to finance the purchase of assets for resale and therefore are generally held only for a short time period.

Before the purchase of each group of assets a proposal is presented to an investment committee projecting the profitability of the investment after the cost of finance and therefore decisions can be taken based upon the prevailing interest rate at the time of investment. Due to the short time period for which these assets are held the actual finance cost is only likely to fluctuate marginally from the projection. There is also a term loan facility of £1,663 thousand (2008: nil) that is repayable over the period to 30 April 2012.

A sensitivity analysis has been prepared to model the impact on profit before tax of a change in the effective interest rate for bank borrowings. A +/- variance of 100 basis points in the effective interest rate would have an impact of £77 thousand (2008: £77 thousand) on profit before tax. Further details on interest rate risk exposure are contained in note 21.

Credit risk
Credit risk arises from the risk that a counterparty defaults on its liability in relation to financial assets of the group that they are holding. The group is subject to credit risk on its bank deposits and trade receivables. Bank deposits are held only by institutions rated as investment grade by an independent rating agency; credit exposure is further reduced by limiting the proportion of net deposits that can be held by a single institution. Further details regarding the group’s policy for the management of trade receivables is set out below.
The table below shows the major counterparties at the reporting date:

In thousands	2009
Counterparty	Rating	Balance
PNC Bank	A	8,289
Barclays Bank plc	AA-	—
Hypo Vereins Bank	AAA	827
LCL	AA-	363
HSBC	AA	323
Deutsche Bank	AAA	246
Other	—	10,703

		20,751

The fair values of trade and other receivables are not materially different from the carrying values. The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned in note 18, other than prepayments, and cash.
Trade receivables management
Exposure to credit risk on trade receivables from commission and principal sales is limited because it is the group’s policy not to allow the title to assets to be transferred until payment is received.
Capital risk management
The group manages its capital to ensure that subsidiary operations are able to continue as going concerns, the group and relevant subsidiaries remain in compliance with their banking covenants, and the return to shareholders is maximised through an appropriate mix of debt and equity funding. The group’s capital structure comprises total equity and net debt.
Surplus cash is either reinvested in the business or used to repay debt. The level of debt is monitored through the cash flow leverage ratio, which is net debt divided by EBITDA. Net debt is calculated as amounts due to clients, borrowings and both convertible and subordinated loan notes less cash and cash equivalents. EBITDA is earnings before interest, taxation, depreciation and amortisation.
Liquidity risk
Liquidity risk is primarily managed through the maintenance of adequate liquid resources, principally in the form of bank deposits. In addition to this, bank facilities to allow financing of working capital are also available in some business units.

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
The table below sets out the liquidity profile of the group’s financial assets and liabilities:
2009

	Effective	Recognised	Contractual	Total
	interest	asset /	interest	Contractual	6 months	6-12
In thousands of pounds	rate	(liability)	payable	cash flow	or less	months	1-5 years

Loans and receivables:
Trade receivables	—	3,403	—	3,403	2,999	404	—
Other receivables	—	890	—	890	890	—	—
Accrued income	—	1,450	—	1,450	1,450	—	—
Cash and cash equivalents	2%	20,751	—	20,751	20,751	—	—
Amortised Cost:
Trade payables	—	(3,489)	—	(3,489)	(3,365)	(124)	—
Amounts due to clients	—	(16,236)	—	(16,236)	(16,236)	—	—
Accrued expenses	—	(3,340)	—	(3,340)	(3,340)	—	—
Bank loans and overdrafts	4%	(3,371)	—	(3,371)	(3,371)	—	—
Subordinated loan notes	9%	(494)	—	(494)	(116)	(116)	(262)
Convertible loan notes	12%	(500)	—	(500)	—	—	(500)

		(936)	—	(936)	(338)	164	(762)

2008

	Effective	Recognised	Contractual	Total
	interest	asset /	interest	Contractual	6 months
In thousands of pounds	rate	(liability)	payable	cash flow	orless	6-12 months	1-5 years

Loans and receivables:
Trade receivables	—	3,579	—	3,579	3,526	53	—
Other receivables	—	1,044	—	1,044	1,044	—	—
Accrued income	—	4,813	—	4,813	4,813	—	—
Cash and cash equivalents	2%	18,037	—	18,037	18,037	—	—
Amortised Cost:
Trade payables	—	(4,707)	—	(4,707)	(4,583)	(124)	—
Amounts due to clients	—	(16,179)	—	(16,179)	(16,179)	—	—
Accruals and other payables	—	(5,378)	—	(5,378)	(5,378)	—	—
Bank loans and overdrafts	4%	(6,722)	—	(6,722)	(6,722)	—	—
Subordinated loan notes	9%	(804)	(72)	(876)	(170)	(170)	(536)
Convertible loan notes	8%	(2,990)	(60)	(3,050)	(3,050)	—	—

		(9,307)	(132)	(9,439)	(8,662)	(241)	(536)

The group is not contractually bound to make interest payments on any financial instruments except bank loans and overdrafts, convertible and subordinated loan notes.
4. Critical accounting estimates and judgements
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and of revenues and expenses during the year. Significant items subject to such estimates and judgments include goodwill, the defined benefit pension obligation, the equity settled share-based payment charge, and the direct profit margin for principal sales. Actual amounts recognised may differ from those estimated. The estimates and assumptions which have a potentially material impact on the carrying amount of assets and liabilities are discussed below:
(a)	Impairment of goodwill

The group is required to test, at least annually, whether goodwill has suffered any impairment. The recoverable amount is determined based on value in use calculations. The use of this method requires the estimation of future cash flows and the choice of a suitable discount rate in order to calculate the present value of these cash flows. Actual outcomes could vary. See note 16 for further details.

(b)	Post retirement benefits

The determination of the defined benefit pension obligation depends upon the selection of certain assumptions, which include the discount rate, inflation rate, mortality and expected return on scheme assets. Differences arising from actual experience or future changes in assumptions will be reflected in subsequent periods. See note 22 for further details.

(c)	Equity settled share based payments

The group recognises a charge in profit or loss for the fair value of equity settled share based payments over the vesting period. Those instruments vesting in the period are principally options over ordinary shares and the fair value of these at the balance sheet date is estimated using the Black-Scholes model. This model is dependent upon several assumptions such as the risk free interest rate and the expected life of the options. Actual experience may differ from that estimated. Note 23 contains further details on these assumptions.

(d)	Direct profit margin for principal sales

When the group acquires equipment for principal sales an estimate is made of the expected sales value for the whole project, and from this a projected margin is calculated. This projected margin is then used to estimate the actual margin to be recorded as individual items of equipment are sold. The actual margin achieved may vary from this initial estimate. Any incremental losses that are foreseeable at the year-end are provided for, non-foreseeable losses and any incremental profits are taken to the income statement in the period in which they occur.
5. Segmental analysis

	2009
		North
In thousands of pounds	Europe	America	Asia	Corporate	Consolidated

Revenue	15,165	22,016	4,809	—	41,990

Segment result	321	766	499	(2,169)	(583)
Other charges	—	—	—	(1,036)	(1,036)
Exceptional items	(620)	4	(223)	(934)	(1,773)

Operating (loss) / profit	(299)	770	276	(4,139)	(3,392)
Finance (costs) / income – net	(57)	(590)	18	(202)	(831)
Convertible loan note restructuring interest	—	—	—	(414)	(414)
Share of loss of associate	—	(28)	—	—	(28)

(Loss) / profit before income tax	(356)	152	294	(4,755)	(4,665)
Income tax expense	(6)	(45)	(119)	—	(170)

(Loss) / profit for the year from continuing operations	(362)	107	175	(4,755)	(4,835)

Depreciation and amortisation	290	511	240	328	1,369
Impairment of goodwill	—	—	—	—	—

Segment assets	25,849	15,077	3,410	17,022	61,358
Segment liabilities	8,367	7,991	2,403	16,154	34,915

Notes to the consolidated financial statements continued
For the year ended 31 December 2009

	2008
		North
In thousands of pounds	Europe	America	Asia	Corporate	Consolidated

Revenue	16,140	16,380	4,378	—	36,898

Segment result	(1,764)	241	(94)	(2,366)	(3,983)
Other charges	(314)	(373)	(101)	—	(788)
Exceptional items	(6,877)	(12,074)	(4,153)	(654)	(23,758)

Operating loss	(8,955)	(12,206)	(4,348)	(3,020)	(28,529)
Finance (costs) / income – net	(6)	(209)	4	(118)	(329)
Share of loss of associate	—	(27)	—	—	(27)

Loss before income tax	(8,961)	(12,442)	(4,344)	(3,138)	(28,885)
Income tax (expense) / credit	(31)	17	(59)	—	(73)

Loss for the year	(8,992)	(12,425)	(4,403)	(3,138)	(28,958)

Depreciation and amortisation	328	367	169	168	1,032
Impairment of goodwill	5,392	10,311	3,675	—	19,378

Segment assets	49,012	15,193	4,617	18	68,840
Segment liabilities	16,442	19,281	5,379	1,209	42,311

Revenue from external customers:

In thousands of pounds	2009	2008

Entity’s country of domicile – United Kingdom	10,407	10,493
Foreign countries from which the Group derives revenue
USA	22,016	16,380
Germany	3,592	3,361
Other Europe	1,166	2,134
Asia Pacific	4,809	4,530

	41,990	36,898

Revenues are allocated to countries from which the group derives revenue based on the location of the customer.
Non-current assets :

In thousands of pounds	2009	2008

Located in the entity’s country of domicile – United Kingdom	15,362	22,160
Located in foreign countries in which the Group holds assets
USA	6,327	2,706
Germany	9,052	11,866
Other Europe	1,727	274
Asia Pacific	893	201

	33,361	37,207

6. Exceptional items

In thousands of pounds	2009	2008

Reorganisation costs	1,140	3,726
Costs associated to ZetaBid	265	—
Board change costs	368	—
Convertible loan note restructuring interest	414	—
Impairment of trade receivables	—	354
Impairment of inventory	—	822
Impairment of goodwill	—	19,378
Gain on translation of foreign currency	—	(522)

	2,187	23,758

Reorganisation costs arise from the restructuring of global operations following the downturn in global economic activity in the fourth quarter of 2008 and from the group’s decision to exit from the associate investment in ZetaBid.
The costs denoted as Board change costs include termination payments, recruitment fees and associated legal fees arising from the change in Chief Executive Officer during the year.
7. Other charges

In thousands of pounds	2009	2008

Equity settled share based payments	336	241
Amortisation of customer relationships and brands (note 16)	700	547

	1,036	788

8. Operating loss

In thousands of pounds	2009	2008

Operating loss is stated after charging / (crediting):

Direct profit categories:
Sale of goods	(1,742)	(1,646)
Rendering of services	(23,532)	(21,571)

Included in cost of sales:
Cost of inventories recognised as an expense	4,138	5,662
Included in administrative expenses:
Employee benefit expenses	19,914	20,718
Depreciation of property plant and equipment	434	360
Amortisation of intangible assets	935	672
Rentals under operating leases	2,106	1,781
Impairment of goodwill	—	19,378
Loss/(gain) on the translation of foreign currencies	109	(1,248)
Direct profit represents the gross profit on our jobs before administrative expenses. This is the revenue target that is used for measuring the performance and growth in each of our business units. Direct profit is used rather than gross revenue as reported on the Statement of comprehensive income, because the latter can be skewed from one year to the next depending on the volume of principal transactions undertaken.

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
In addition to the cost of inventories, cost of sales consisted primarily of disposal expenses and third party commissions. The additional inventory provision for the year is £200 thousand (2008: £205 thousand).

Auditor’s remuneration:	2009	2008

Fees payable to the company’s auditor for the audit of parent company and consolidated financial statements	65	75
Fees payable to the company’s auditor and its associates for other services:
The audit of the company’s subsidiaries pursuant to legislation	167	137
Tax services	68	128
Other services	35	33

	335	373

9. Employee benefit expenses

In thousands of pounds	2009	2008

Wages and salaries	17,554	18,295
Social security costs	1,449	1,476
Pension costs – defined benefit plan (note 22)	273	338
Pension costs – defined contribution plans	302	368
Share options granted to directors and employees (note 23)	336	241

	19,914	20,718

The number of employees of the group, averaged on a monthly basis over the year is as follows:

	2009	2008
	Number	Number

Sales	92	115
Operations	216	264
Central services	19	25

	327	404

Employee benefit expense is included within administrative expenses.
10. Directors’ Emoluments

In thousands of pounds	2009	2008

Emoluments	502	500
Termination Benefits	173	—
Employers national insurance contributions	39	55
Share based payments (note 23)	69	36
Pension contributions – defined contribution	28	33

	811	624

The emoluments of the highest paid director were £262 thousand (2008: £257 thousand) and company pension contributions of £6 thousand (2008: £25 thousand) were made to a money purchase scheme on the director’s behalf.
Two (2008: two) directors are accruing benefits under money purchase schemes.
No share options were exercised during the current year.

The total remuneration of the key management of GoIndustry DoveBid in the year was as follows:

In thousands of pounds	2009	2008

Short-term employee benefits	1,813	1,588
Post-employment benefits	173	79
Share based payments (note 23)	151	99

	2,137	1,766

Key management costs relate to the benefits earned by the Global Management Team and the non-executive directors for their services rendered in managing the group globally.
11. Finance income and costs

In thousands of pounds	2009	2008

Finance income:
Interest income on short-term bank deposits	141	369
Finance costs:
Bank borrowings	(358)	(491)
Convertible loan notes	(614)	(207)
Convertible loan note restructuring interest (note 6)	(414)	—

	(1,245)	(329)

12. Income tax expense

In thousands of pounds	2009	2008

Current tax:
Adjustments to prior year tax charges	—	19
Overseas corporation tax on profits in the year	170	54

	170	73

In thousands of pounds	2009	2008

Loss before income tax	(4,665)	(28,885)

Tax at the UK corporation tax rate of 28%	(1,306)	(8,088)
Effect of lower income tax rate of other countries	(70)	(70)
Adjustment in respect of current income tax of previous years	—	19
Deferred tax not recognised	262	(197)
Tax losses not utilised	1,111	2,659
Share based payments expense not deductible	94	76
Expenditure not allowable for income tax purposes	79	221
Goodwill amortisation and impairment	—	5,453

	170	73

Deferred tax assets arising from cumulative taxable losses of £34,705 thousand (2008: £37,292 thousand) and from other temporary differences of £308 thousand (2008: £886 thousand) have not been recognised as it is not sufficiently foreseeable that they will be recoverable against future taxable profits.

Notes to the consolidated financial statements continued

For the year ended 31 December 2009
13. Discontinued operations
On 26 June 2008 the group decided to dispose of GoIndustry Benelux NV, its subsidiary operation in Belgium. The business was sold for consideration of €1.
Financial information relating to GoIndustry Benelux NV for the period is set out below. The statement of comprehensive income and statement of cash flows distinguish discontinued operations from continuing operations. The amounts recognised in the statement of comprehensive income are as set out below:

In thousands of pounds	2009	2008

Revenue	—	229
Expenses	—	(335)

Loss before income tax from discontinued operation	—	(106)
Tax	—	—

Loss after income tax from discontinued operation	—	(106)
Loss on disposal of discontinued operation	—	(1,197)

Loss from discontinued operation	—	(1,303)

14. Earnings per share

Loss per share from continuing operations:

	2009		2008

Loss from continuing operations attributable to owners of the parent (thousands of pounds)	(4,916)		(29,020)

Weighted average number of ordinary shares in issue (thousands)	628,415		437,834

Basic / diluted loss per share (pence per share)	(0.8p	)	(6.6p	)

Loss per share from continuing and discontinued operations:

	2009		2008

Loss attributable to owners of the parent (thousands of pounds)	(4,916)		(30,323)

Weighted average number of ordinary shares in issue (thousands)	628,415		437,834

Basic / diluted loss per share (pence per share)	(0.8p	)	(6.9p	)

Loss per share before exceptional items and other charges:

	2009		2008

Loss for the year before exceptionals and other charges (thousands of pounds)	(1,612)		(4,412)

Weighted average number of ordinary shares in issue (thousands)	628,415		437,834

Adjusted basic/ diluted loss per share (pence per share)	(0.3p	)	(1.0p	)

The calculation of the weighted average number of shares including shares to be issued has been made after having deducted those shares held in trust for the company. As there is a loss for the year, there are no dilutive ordinary shares.
Potentially dilutive shares include 178,571 thousand convertible loan notes and 55,167 thousand share options.

15. Property, plant and equipment

			Furniture,
	Freehold		fittings and
In thousands of pounds	Buildings	Vehicles	equipment	Total

Cost:
At 1 January 2008	815	432	1,873	3,120
Exchange differences	269	44	190	503
Additions	36	104	206	346
Additions through acquisition	52	15	242	309
Disposals	—	(112)	(44)	(156)

At 1 January 2009	1,172	483	2,467	4,122
Exchange differences	(77)	(12)	(276)	(365)
Additions	—	59	35	94
Disposals	(23)	(39)	(208)	(270)

At 31 December 2009	1,072	491	2,018	3,581

Accumulated depreciation:
At 1 January 2008	290	220	1,452	1,962
Exchange differences	93	99	239	431
Charge for the year	87	47	226	360
Disposals	—	(27)	(33)	(60)

At 1 January 2009	470	339	1,884	2,693
Exchange differences	(50)	(5)	(338)	(393)
Charge for the year	83	40	311	434
Disposals	(13)	(11)	(155)	(179)

At 31 December 2009	490	363	1,702	2,555

Net book value:
At 31 December 2009	582	128	316	1,026

At 1 January 2009	702	144	583	1,429

At 1 January 2008	525	212	421	1,158

Notes to the consolidated financial statements continued

For the year ended 31 December 2009
16. Intangible assets

				Software and
		Customer		systems
In thousands of pounds	Goodwill	relationships	Brands	development	Total

Cost:
At 1 January 2008	24,900	—	—	2,158	27,058
Exchange differences	8,508	877	283	554	10,222
Additions	—	—	—	362	362
Additions through acquisition	18,450	2,369	768	—	21,587
Disposals	(1,147)	—	—	—	(1,147)

At 1 January 2009	50,711	3,246	1,051	3,074	58,082
Exchange differences	(4,225)	(295)	(96)	(393)	(5,009)
Additions	—	—	—	394	394
Disposals	—	—	—	(12)	(12)

At 31 December 2009	46,486	2,951	955	3,063	53,455

Accumulated amortisation:
At 1 January 2008	—	—	—	1,992	1,992
Exchange differences	—	—	—	290	290
Charge for the year	—	413	134	125	672
Impairment of goodwill	19,378	—	—	—	19,378

At 1 January 2009	19,378	413	134	2,407	22,332
Exchange differences	(1,848)	67	(57)	(297)	(2,135)
Charge for the year	—	602	98	235	935
Disposals	—	—	—	(12)	(12)

At 31 December 2009	17,530	1,082	175	2,333	21,120

Net book value:
At 31 December 2009	28,956	1,869	780	730	32,335

At 1 January 2009	31,333	2,833	917	667	35,750

At 1 January 2008	24,900	—	—	166	25,066

Goodwill is allocated to the segments as follows:

In thousands of pounds	2009	2008

Europe	8,390	8,717
North America	15,109	16,673
Asia	5,457	5,943

	28,956	31,333

The group tests annually for impairment or more frequently if there are indications that goodwill might be impaired. The recoverable amounts of the CGUs are determined from value in use calculations. Value in use was determined by discounting future cash flows generated from the cash generating units and was based on the following assumptions which the board believes to be highly conservative:
•	Cash flows for 2010 were forecast based on the budget for 2010;

•	Cash flows for 2011-12 were using forecast direct profit growth rates at 7.5%, and expense growth rates of 3.75%.

•	Cash flows beyond 2012 are extrapolated using a long-term growth rate of 2.25%;

•	Central overheads are borne by the CGUs where deemed appropriate by management and allocated based on management’s best estimates;

•	Cash flows were discounted using a rate of 10%.

The amortisation and impairment charge for the year is included within administrative expenses.
If the growth rates set out above were 1/3rd lower for 2011 and 2012, the Goodwill impairment would be £4 million.
17. Investment in Associate

In thousands of pounds	2009	2008

Investment in ZetaBid associate	28	55
Share of loss for the year of associate	(28)	(27)

	—	28

The investment in associate represents the group’s share of the cost of establishing ZetaBid and the group’s share of its losses during the year.
The group’s share of the result of ZetaBid, which is unlisted, and its aggregated assets and liabilities are as follows:

	2009
						%
	Country of				Profit/	interest
Name	incorporation	Assets	Liabilities	Revenue	(Loss)	held

ZetaBid Holdings LLC	USA	—	—	150	(28)	0%

	2008
						%
	Country of				Profit/	interest
Name	incorporation	Assets	Liabilities	Revenue	(Loss)	held

ZetaBid Holdings LLC	USA	28	—	34	(27)	25%
On 31 December 2009 the group disposed of its interest in ZetaBid Holdings LLC.
18. Trade and other receivables

In thousands of pounds	2009	2008

Trade receivables	3,403	3,579
Prepayments and accrued income	2,047	5,580
Other taxes	309	650
Other receivables	890	1,044

	6,649	10,853

A provision has been made against all past due receivables that are considered impaired at the balance sheet date as follows:

In thousands of pounds	2009	2008

Trade receivables	3,564	4,256
Provision for doubtful debts	(161)	(677)

	3,403	3,579

Notes to the consolidated financial statements continued

For the year ended 31 December 2009
It is not practicable or meaningful to produce an analysis of past due trade receivables because the group does not have standard credit terms on all its sales. In the majority of auction sales, the group’s receivables form part of the auction proceeds that are collected into the client account and settled with the group at the same time as they are settled with the client, typically within 4-6 weeks of the auction. However, in more complex cases the payment terms may be linked to the dismantling and shipping of an asset from one location to another, such that a drawdown might only be made when the assets have reached shipping point. An ageing analysis of trade receivables is shown below:

In thousands of pounds	2009	2008

Up to three months	2,334	3,301
Three to six months	665	225
Greater than six months	404	53

	3,403	3,579

The provision for doubtful debt movement for the year is as follows:

In thousands of pounds	2009	2008

Opening balance	(677)	(314)
Increase in provision	(97)	(402)
Utilised against bad debt written off	613	39

	(161)	(677)

19. Cash and cash equivalents

In thousands of pounds	2009	2008

Own cash on hand and at bank	2,672	3,411
Short-term bank deposits	12,060	9,739
Monies held under guarantee	6,019	4,887

	20,751	18,037

20. Trade and other payables

In thousands of pounds	2009	2008

Current
Trade payables	3,489	4,707
Amounts due to clients	16,236	16,179
Social security and other taxes	2,546	1,539
Accrued expenses	3,340	5,378

	25,611	27,803

In thousands of pounds	2009	2008

Non-current
Social security and other taxes	156	704
Provisions	202	390

	358	1,094

21. Borrowings

In thousands of pounds	2009	2008

Current
Bank loans and overdrafts	2,084	6,722
Convertible loan notes	—	2,990
Subordinated loan notes	233	258

	2,317	9,970

In thousands of pounds	2009	2008

Non-current
Bank loans	1,287	—
Convertible loan notes	500	—
Subordinated loan notes	261	546

	2,048	546

The group’s borrowings are split between fixed and floating rate as set out below:

In thousands of pounds	2009	2008

Floating rate:
Expiring within one year	2,084	6,722

Fixed rate:
Expiring within one year	233	3,248
Expiring beyond one year	2,048	546

	4,365	10,516

The fair value of current and non-current borrowings equals their carrying amount, as the impact of discounting is not significant.
The loans totalling £3,067 thousand are used to fund principal transactions and working capital and are secured by charges over the assets of those companies and a parent company guarantee from GoIndustry-DoveBid plc. Subsequent to year-end these facilities were re-negotiated and are in place until 30 April 2011. There is also a term loan facility that matures on 30 April 2012. These loans bear floating interest at a rate of 0.75% above US Prime Rate.
The loan held of £209 thousand is repayable on demand, bears interest at a floating rate of 2.5% above UK Base Rates and is secured by a guarantee over the assets of that company.
The loan of £95 thousand is repayable on demand, bears interest at a floating rate of 9.25% and is secured by a charge over the real estate assets of that company.
The convertible loan notes are held by GoIndustry-DoveBid plc, mature on 31 December 2011 and bear interest at 12% per annum. The notes are convertible at any time into 1p Ordinary shares at a price of 2.8p per share. The notes may be redeemed by the company at par at any time after 31 December 2010.
The subordinated loan notes are held by DoveBid, Inc. and do not bear interest. The loan notes are unsecured, subordinated to other debt of the group and are repayable in 60 monthly instalments ending 30 November 2011.
22. Retirement benefit obligations
The group contributes to a number of defined contribution pension plans for UK and overseas employees. Costs relating to these arrangements are expensed in full to profit or loss as they occur and are disclosed in note 9.
GoIndustry UK Limited also maintains a defined benefit scheme: the Henry Butcher Pension and Life Assurance Scheme. This scheme is closed to new members and with effect from 31 December 2004, active members ceased to accrue benefits on a defined benefit basis and salary linkage was broken to their accrued rights. A new money purchase section was opened with effect from 1 January 2005 in which existing defined benefit members and new entrants were invited to join.
The scheme is funded and GoIndustry UK Limited is currently making a gross annual contribution of £595 thousand (2008: £588 thousand) to reduce the defined benefit liability and to fund certain administrative expenses of the scheme.

Notes to the consolidated financial statements continued

For the year ended 31 December 2009
The company is currently re-negotiating the level of contributions with the trustees. Contributions are expected to continue for the next ten years.
The valuations have been based upon the most recent full valuation performed on 15 January 2010 as updated by the actuaries to reflect the projected scheme liabilities at 31 December 2009. Scheme assets have been presented at their market value at 31 December 2009.
The defined benefit liability recognised at the end of the year and the statement of comprehensive income charge for the year are as follows:

In thousands of pounds	2009	2008

Balance sheet obligations for:
Pension benefits	4,581	2,898

Income statement charge for:
Pension benefits (note 9)	273	338

In thousands of pounds	2009	2008

Present value of funded obligations	13,828	11,071
Fair value of plan assets	(9,247)	(8,173)

Liability in the balance sheet	4,581	2,898

The present value of scheme liabilities has changed over the year as analysed below:

In thousands of pounds	2009	2008

Beginning of year	11,071	12,696
Current service cost	11	17
Interest cost	696	730
Actuarial loss / (gain) on plan liabilities	2,454	(2,122)
Benefits paid	(404)	(250)

End of year	13,828	11,071

Changes in the fair value of scheme assets are as set out below:

In thousands of pounds	2009	2008

Fair value of scheme assets at start of year	8,173	9,177
Expected return on scheme assets	579	554
Employer contributions	740	529
Benefits paid	(404)	(250)
Scheme administration costs borne by the group	(145)	(145)
Actuarial gain / (loss) on scheme assets	304	(1,692)

Fair value of scheme assets at end of year	9,247	8,173

The actual return on plan assets in the year was a gain of £883 thousand (2008: loss of £1,138 thousand).
The amounts recognised in the profit or loss are as follows:

In thousands of pounds	2009	2008

Current service cost	11	17
Interest on obligation	696	730
Expected return on scheme assets	(579)	(554)
Scheme administration costs borne by the group	145	145

Total, included in staff costs (note 9)	273	338

The cumulative amount recognised in the statement of other comprehensive income and expense in respect of actuarial losses is £402 thousand (2008: gain of £1,748 thousand).
The major categories of scheme assets and the proportion they represent of total scheme assets are as set out below:

In thousands of pounds	2009	2009	2008	2008
		Percentage		Percentage

Equity instruments	4,759	51%	3,781	46%
Debt instruments	4,419	48%	4,368	54%
Other	69	1%	24	0%

Pension assets	9,247	100%	8,173	100%

The history of experience gains and losses has been as follows:

In thousands of pounds	2009	2008	2007	2006	2005

At 31 December
Present value of defined benefit obligation	13,828	11,071	12,696	12,147	13,098
Fair value of plan assets	(9,247)	(8,173)	(9,200)	(8,573)	(7,774)

Deficit	4,581	2,898	3,496	3,574	5,324

Experience adjustments on plan liabilities	(2,454)	2,122	(243)	1,412	(1,086)

Experience adjustments on plan assets	304	(1,692)	22	149	715

The principal assumptions used by the actuaries in the preparation of their valuation are set out below. The assumptions used are selected from a range of possible outcomes and represent the best estimate at the balance sheet date. Due to the inherent subjectivity of this process the actual outcome may vary.

	2009	2008
	Percentage	Percentage

Discount rate	5.7%	6.4%
Expected return on scheme assets	6.5%	7.0%
Rate of increase in salaries	—	—
Price inflation	3.6%	2.8%
Pension increases:
Pensions accrued before 6 April 1997	—	—
Pensions accrued after 6 April 1997	3.6%	2.8%
The expected return on scheme assets has been determined based on the weighted average yield on 15 year AA rated corporate bonds and global equities.
The assumptions regarding future mortality experience are set out below:
The average life expectancy in years of a pensioner retiring at age 65, at the balance sheet date is as follows:

	2009	2008

Male	88.0	87.9
Female	90.6	90.5
The average life expectancy in years of a pensioner retiring at age 65, aged 45 years at the balance sheet date is as follows:

	2009	2008

Male	91.0	90.8
Female	93.6	93.4

Notes to the consolidated financial statements continued

For the year ended 31 December 2009
23. Share capital and premium

	Number of shares in thousands			In thousands of pounds
		Redeemable		Ordinary	Deferred	Share
	Ordinary 5p	deferred shares 4p	Ordinary 1p	share capital	share capital	premium

01-Jan-08 Opening balance	264,998	—	—	13,250	—	9,578

25-Feb-08 Issue of share capital to finance the acquisition of DoveBid Inc.	185,000	—	—	9,250	—	9,250
25-Feb-08 Proceeds from shares issued	21,660	—	—	1,083	—	1,083
25-Feb-08 Less: cost of share issue	—	—	—	—	—	(1,039)

01-Jan-09 Opening balance	471,658	—	—	23,583	—	18,872

02-Jan-09 Sub-division of ordinary shares	(471,658)	471,658	471,658	(18,866)	18,866	—
25-Jun-09 Cancellation of own shares held	—	(4,239)	(4,239)	(42)	(170)	—
11-Sep-09 Proceeds from shares issued	—	—	265,723	2,657	—	2,126
11-Sep-09 Conversion of loan notes	—	—	241,288	2,413	—	1,923
11-Sep-09 Cancellation of redeemable deferred shares held	—	(467,419)	—	—	(18,696)	—
11-Sep-09 Less: cost of share issue	—	—	—	—	—	(426)

31-Dec-09 Closing balance	—	—	974,430	9,745	—	22,495

On 2 January, shareholders approved the sub-division of each issued 5p Ordinary share into one new 1p Ordinary share and one effectively worthless 4p Redeemable Deferred share. The company had the right at any time to redeem all of the Redeemable Deferred shares for an aggregate consideration of £0.01, and these were redeemed and cancelled on 25 June and 11 September. The Redeemable Deferred shares had no voting rights, no rights to dividends and negligible rights on a return of capital. The Redeemable Deferred shares were not listed on any stock exchange and were not capable of transfer. No share certificates were issued for any of the Redeemable Deferred shares.
On 25 June, the company cancelled 4,239 thousand 1p Ordinary shares and 4,239 thousand 1p Redeemable Deferred shares that it was holding.
On 11 September, in addition to cancelling the remaining Redeemable Deferred shares, the company issued 250,723 thousand new 1p Ordinary shares for cash, 241,288 thousand new 1p Ordinary shares in return for £4,500 thousand of 2011 convertible loan notes and 15,000 thousand new 1p Ordinary shares in settlement of a restructuring fee payable to the converting note holders.
The authorised share capital is set out in the table below:

In thousands of pounds	2009	2008

Authorised ordinary shares of 1p each 1,613,367 thousand	16,134	—
Authorised redeemable deferred shares of 4p each 471,658,157 thousand	—	—
Authorised ordinary shares of 5p each 700,000 thousand	—	35,000

Equity ordinary shares to be issued of 1p each (2008: 5p each) 5,420 thousand	542	542

Share based payments

All of the Share based payment arrangements entered into by the group are equity settled.
The weighted average exercise price and number of warrants and share options is set out below:

	Options
	Weighted
	average
	exercise price	Number of
	Pence per	shares
	share	Thousands

Outstanding at 1 January 2008	22p	27,564

Granted	9p	7,300
Lapsed or forfeited	22p	(2,781)

Outstanding at 1 January 2009	19p	32,083

Granted	2p	30,033
Lapsed or forfeited	22p	(6,949)

Outstanding at 31 December 2009	10p	55,167

Exercisable at 31 December 2009	10p	25,934
Exercisable at 31 December 2008	23p	23,619

Options outstanding at 31 December 2009 and 31 December 2008 had weighted average remaining contractual lives as follows:

At 31 December 2009:
Weighted average remaining contractual life	10.9

At 31 December 2008:
Weighted average remaining contractual life	6.5

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
Share options in issue at the year end are as follows:

	Exercise price	Vesting	Shares in thousands
Date of grant	in pence	condition	2009	2008

28-Sep-09	2.00	1	29,233	—
28-Sep-09	2.42	2	800	—
05-Dec-08	5.00	2	100	100
27-Jun-08	10.00	2	975	2,200
22-May-08	10.50	2	1,150	2,750
30-Jan-08	11.75	2	500	600
25-Jul-07	5.00	2	5,467	5,467
25-Jul-07	18.00	2	1,000	1,000
25-Jul-07	17.00	2	600	600
19-Jul-07	18.75	2	1,035	1,675
20-Nov-06	54.45	—	16	31
20-Nov-06	27.00	—	16	31
04-Mar-06	12.80	—	3,044	3,176
01-Apr-05	10.00	—	3,000	3,000
31-Dec-04	12.78	—	1,322	2,485
01-May-03	15.00	—	639	639
01-May-03	14.99	—	107	109
01-Jan-03	54.45	—	145	145
01-Jan-03	27.22	—	145	145
31-Oct-02	54.45	—	554	917
31-Oct-02	27.22	—	546	1,026
19-Oct-02	44.73	—	659	938
30-Aug-02	44.73	—	2,984	2,984
01-Mar-02	44.73	—	159	159
01-Oct-01	22.36	—	365	976
01-Oct-01	12.78	—	289	289
01-Sep-01	12.78	—	27	27
12-Dec-00	141.62	—	128	142
01-Sep-00	141.62	—	39	39
01-Aug-00	141.62	—	14	260
11-Jul-00	44.09	—	7	71
12-May-00	44.09	—	33	33
02-Mar-00	44.73	2	69	69

			55,167	32,083

Vesting Conditions:
Condition 1: The options are exercisable from the third to the tenth anniversary from the date of grant, subject to acceleration or termination in certain circumstances. Exercise of the options is subject to a performance condition such that the market value of the company’s ordinary shares on, after or within 6 months prior to the date the relevant option first becomes exercisable must be equal to or greater than 130% of the market value of the company’s ordinary shares on the relevant date of grant.
Condition 2: The options are exercisable from the third to the tenth anniversary from the date of grant, subject to acceleration or termination in certain circumstances. Exercise of the options is subject to earnings per share exceeding by 2% the RPI growth over any period of three consecutive financial years commencing no earlier than the financial year in which the relevant option is granted.
Other than as indicated, no further vesting or performance conditions apply.

As permitted by IFRS2 “Share based payments” no charge has been taken to the income statement for options vesting prior to 7 November 2002.
The fair value of services received in return for share options granted are measured by the fair value of those instruments. For grants in the current and prior years the pricing models used and inputs into those models were as follows:

	2009	2008

Valuation method	Black-Scholes	Black-Scholes
Share price at the date of grant	2p – 10p	3p – 10p
Expected volatility	58.3% – 38.5%	58.3% – 38.5%
Expected option life at grant date (years)	3	3
Risk-free interest rate	1.02% – 4.46%	1.02% – 4.46%
Weighted average fair value per option at the grant date	5p	5p
The calculation of expected volatility is performed taking into account historical movements in the market value of 1p ordinary shares in GoIndustry-DoveBid plc.
24. Own shares held in trust

In thousands of pounds

At 1 January 2008	(1,042)
Transfer of shares	68

At 1 January 2009	(974)

Cancellation of own Shares held	888
Transfer of shares	86

At 31 December 2009	—

Zero (2008: 6,493 thousand) 1p ordinary shares of GoIndustry-DoveBid plc are held in trust.
25. Other reserves

		Foreign	Share
	Acquisition	currency	options
In thousands of pounds	reserve	reserve	reserve	Total

At 1 January 2008	47,649	(807)	1,149	47,991

Currency translation differences	—	8,043	—	8,043
Share based payments	—	—	173	173

At 1 January 2009	47,649	7,236	1,322	56,207

Currency translation differences	—	(2,130)	—	(2,130
Share based payments	—	—	250	250

At 31 December 2009	47,649	5,106	1,572	54,327

Notes to the consolidated financial statements continued
For the year ended 31 December 2009
26. Accumulated Losses

In thousands of pounds

At 1 January 2008	(41,989)

Actuarial gain on defined benefit pension scheme	430
Loss for the year	(30,323)

At 31 December 2008	(71,882)

Actuarial loss on defined benefit pension scheme	(2,150)
Loss for the year	(4,916)
Cancellation of shares	(888)

At 31 December 2009	(79,836)

27. Capital redemption reserves

In thousands of pounds

At 1 January 2008 and 2009	—

Cancellation of own shares held	18,908

At 31 December 2009	18,908

28. Operating lease arrangements

	Land and
In thousands of pounds	buildings	Vehicles	Other	Total

Amounts falling due:
Within one year	946	118	25	1,089
More than one but less than five years	1,338	203	10	1,551
More than five years	55	—	—	55

As at 31 December 2009	2,339	321	35	2,695

	Land and
In thousands of pounds	buildings	Vehicles	Other	Total

Amounts falling due:
Within one year	383	117	203	703
More than one but less than five years	1,713	435	271	2,419
More than five years	1,618	—	364	1,982

As at 31 December 2008	3,714	552	838	5,104

Operating lease rentals represent rentals payable by the group for certain of its office properties, motor vehicles and office equipment.
29. Contingent liability
Several group companies are parties to a lawsuit from a former employee in respect of alleged breaches of his contract of employment, which has been brought in the Australian courts. The total claim is for A$1,366 thousand (£766 thousand), including a claim for alleged damages in the amount of A$1,174 thousand (£658 thousand). The group’s view is that this claim is without merit and will be strongly contested.
30. Event after the balance sheet date
Part of the consideration for the acquisition of DoveBid, Inc. in 2008 was to be satisfied by the issue of up to 5,420,000 shares on the second anniversary of completion. On 25 February 2010, the company issued 5,420,000 1p Ordinary shares to the vendors of DoveBid, Inc. in full satisfaction of this obligation.

31. Significant investments
The table below sets out the significant members of the GoIndustry DoveBid group. DoveBid, Inc., GoIndustry AG and GoIndustry Nordic AB are direct subsidiaries of GoIndustry-DoveBid plc while the remaining companies are direct or indirect subsidiaries of GoIndustry AG or DoveBid, Inc. All of the companies listed below are included in the consolidated accounts.

	Country of	Ownership/
Company name	incorporation	Voting Control	Principal activity

1 AssetTRADE.com, Inc.	USA	100%	Holding company
2 DoveBid (S) Pte. Ltd.	SINGAPORE	100%	Asset sales and services
3 DoveBid Trading France Sarl	FRANCE	100%	Asset sales and services
4 DoveBid UK Limited	UK	100%	Asset sales and services
5 DoveBid Valuation Consultants, Inc	USA	100%	Asset sales and services
6 DoveBid, Inc.	USA	100%	Asset sales and services
7 GoIndustry (Austria) GmbH	AUSTRIA	100%	Asset sales and services
8 GoIndustry (Canada) Limited	CANADA	100%	Asset sales and services
9 GoIndustry (UK) Limited	UK	100%	Asset sales and services
10 GoIndustry AG	GERMANY	100%	Asset sales and services
11 GoIndustry Deutschland GmbH	GERMANY	100%	Asset sales and services
12 GoIndustry Operations Limited	UK	100%	Asset sales and services
13 GoIndustry Operations, Inc.	USA	100%	Holding company
14 GoIndustry Quippo Valuers & Auctioneers Pvt. Ltd.	INDIA	50%	Asset sales and services
15 GoIndustry Trading Limited	UK	100%	Asset sales and services
16 GoIndustry USA, Inc.	USA	100%	Asset sales and services
17 GoIndustry-DoveBid (Asia) Limited	HONG KONG	100%	Asset sales and services
18 GoIndustry-DoveBid (Australia) Pty. Ltd.	AUSTRALIA	100%	Asset sales and services
19 GoIndustry-DoveBid (Hong Kong) Limited	HONG KONG	100%	Asset sales and services
20 GoIndustry-DoveBid (Malaysia) Sdn. Bhd.	MALAYSIA	70%	Asset sales and services
21 GoIndustry-DoveBid (Shanghai) Co. Limited	CHINA	100%	Asset sales and services
22 GoIndustry-Dovebid (Taiwan) Ltd	TAIWAN	100%	Asset sales and services
23 GoIndustry-DoveBid (Thailand) Limited	THAILAND	100%	Asset sales and services
24 GoIndustry DoveBid Japan K.K.	JAPAN	100%	Asset sales and services
25 GoIndustry-DoveBid Korea Co. Ltd.	KOREA	100%	Asset sales and services
26 GoIndustry-DoveBid Mexico SA de CV	MEXICO	100%	Asset sales and services
27 GoIndustry-DoveBid Philippines, Inc.	PHILIPPINES	100%	Asset sales and services
28 GoIndustry-DoveBid Valuation (Thailand) Limited	THAILAND	100%	Asset sales and services

Company statement of financial position
As at 31 December 2009

In thousands of pounds	Note	2009	2008

Non-current assets
Intangible assets	3	—	5
Investments in subsidiaries	4	22,873	31,651
Investment in associate	5	—	68
Loans to subsidiary undertakings		8,975	15,986

		31,848	47,710

Current assets
Trade and other receivables	6	81	30
Cash and cash equivalents	7	3,073	4,353

		3,154	4,383

Total assets		35,002	52,093

Current liabilities
Trade and other payables	8	814	552
Borrowings	9	—	4,970

		814	5,522

Non-current liabilities
Borrowings	9	500	—

		500	—

Total liabilities		1,314	5,522

Net assets		33,688	46,571

Capital and reserves attributable to equity holders of the company
Called-up equity share capital	10	9,745	23,583
Share premium	10	22,495	18,872
Shares to be issued	10	542	542
Own shares held in trust	11	—	(974)
Capital redemption reserve	12	18,908	—
Other reserves	13	20,196	19,946
Accumulated losses	14	(38,198)	(15,398)

Total equity		33,688	46,571

The notes on pages 47 to 52 are an integral part of these company financial statements.
The financial statements were approved by the board of directors and authorised for issue on 14 May 2010. They were signed on its behalf by:

Jack Reinelt Chief Executive Officer	David Horne Chief Financial Officer

Company statement of changes in equity

			Capital		Own
			redem-	Shares	shares	Acquis-	Share	Accum-
	Share	Share	ption	to be	held in	ition	options	ulated
In thousands of pounds	capital	premium	reserve	issued	trust	reserve	reserve	losses	TOTAL

At 1 January 2008	13,250	9,578	—	—	(1,042)	18,624	944	(1,138)	40,216

Comprehensive income:
Loss for the year	—	—	—	—	—	—	—	(14,260)	(14,260)
Transactions with owners:
Issue of share capital to finance the acquisition of DoveBid, Inc.	9,250	9,250	—	—	—	—	—	—	18,500
Shares issued as consideration for the acquisition of DoveBid, Inc.	1,083	1,083	—	542	—	—	—	—	2,708
Less: cost of share issue	—	(1,039)	—	—	—	—	—	—	(1,039)
Share based payments	—	—	—	—	—	—	378	—	378
Transfer of shares	—	—	—	—	68	—	—	—	68

Total transaction with owners:	10,333	9,294	—	542	68	—	378	—	20,615

At 1 January 2009	23,583	18,872	—	542	(974)	18,624	1,322	(15,398)	46,571

Comprehensive income:
Loss for the year	—	—	—	—	—	—	—	(21,912)	(21,912)
Transactions with owners:
Cancellation of shares	(18,908)	—	18,908	—	888	—	—	(888)	—
New shares issued	2,657	2,126	—	—	—	—	—	—	4,783
Conversion of loan notes	2,413	1,923	—	—	—	—	—	—	4,336
Less: cost of share issue	—	(426)	—	—	—	—	—	—	(426)
Share based payments	—	—	—	—	—	—	250	—	250
Transfer of shares	—	—	—	—	86	—	—	—	86

Total transaction with owners:	(13,838)	3,623	18,908	—	974	—	250	(888)	9,029

At 31 December 2009	9,745	22,495	18,908	542	—	18,624	1,572	(38,198)	33,688

The notes on pages 47 to 52 are an integral part of these company financial statements

Company statement of cash flows
For the year ended 31 December 2009

In thousands of pounds	2009	2008

Cash flows from operating activities
Loss before income tax	(21,912)	(14,260)
Adjustments for:
Share based payments	130	125
Net interest expense / (income)	713	(323)
Amortisation	5	3
Impairment of investments	11,564	14,912
Changes in working capital:
Decrease / (Increase) in trade and other receivables	4,448	(7,587)
(Decrease) / Increase in amounts due from trade payables	262	64

Operating cash flows before interest and taxes	(4,790)	(7,066)

Interest paid	(757)	(267)
Interest received	314	590

Net cash used in operating activities	(5,233)	(6,743)

Cash flows from investing activities
Investment in subsidiary undertakings	—	(12,803)
Investment in associate	—	(68)

Net cash used in investing activities	—	(12,871)

Cash flows from financing activities
Proceeds on issue of shares	4,087	17,461
(Decrease) / Increase in bank loans, loan notes and overdrafts	(134)	1,980

Net cash from financing activities	3,953	19,441

Net decrease in cash and cash equivalents	(1,280)	(173)

Cash and cash equivalents at beginning of year	4,353	4,526

Cash and cash equivalents at end of year	3,073	4,353

The notes on pages 47 to 52 are an integral part of these company financial statements

Notes to the company financial statements
For the year ended 31 December 2009
1. Summary of significant accounting policies
Basis of preparation
The company has elected to prepare its financial statements in accordance with International Financial Reporting Standards (‘IFRS’) adopted for use in the EU as at 31 December 2009 (‘adopted IFRS’). The financial statements are presented under the historical cost convention.
The accounting policies applied by the GoIndustry DoveBid group are described in detail in note 2 to the consolidated accounts. The other important company accounting policies are summarised below.
Loss for the year
The company has taken advantage of section 408 of the Companies Act 2006 and consequently has not presented a statement of comprehensive income for the company alone. The company made a loss of £21,912 thousand in the year (2008: £14,260 thousand loss). There was no other recognised income or expense in the year (2008: nil).
Investments
Investments in subsidiaries are recorded at cost less any provision for impairment losses.
Investments in associates are all entities over which the group has significant influence but not control, generally accompanying a shareholding of between 20% and 50% of the voting rights. Investments in associates are included in the company financial statements at cost.
2. Financial risk management
The company’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk and interest rate risk), credit risk and liquidity risk. Financial risk management is coordinated at group level and seeks to minimise potential adverse effects on the group’s financial performance.
Market risk
(a) Foreign exchange risk
The company’s exposure to foreign exchange risk is limited as it does not engage in trading activity. The company does enter into transactions with overseas group undertakings, but these are denominated predominantly in sterling. Where balances with group undertakings denominated in foreign currency do exist these are long-standing and therefore changes in foreign exchange rates do not have any impact on cash flows.
(b) Interest rate risk
The convertible loan notes are at a fixed interest rate of 12% and therefore the company is not subject to cash flow interest rate risk.
Credit risk
Credit risk arises from the risk that a counterparty defaults on its liability in relation to financial assets of the company that they are holding. The company is subject to credit risk on its bank deposits. Bank deposits are held only by institutions rated as investment grade by an independent rating agency; credit exposure is further reduced by limiting the proportion of net deposits that can be held by a single institution.
Liquidity risk
Liquidity risk is primarily managed through the maintenance of adequate liquid resources, principally in the form of bank deposits.

Notes to the company financial statements continued
For the year ended 31 December 2009
The table below sets out the maturity profile of the company’s financial assets and liabilities:

	2009
		Recog-	Contra-	Total
	Effective	nised	ctual	Contra-
	interest	asset /	interest	ctual	6 months	6-12	1-5
In thousands of pounds	rate	(liability)	payable	cash flow	or less	months	years

Loans to subsidiary undertakings	—	8,975	—	8,975	—	—	8,975
Bank deposits	2%	3,073	—	3,073	3,073	—	—
Amortised cost:
Trade payables	—	(118)	—	(118)	(118)	—	—
Amounts payable to subsidiary undertakings	—	(285)		(285)	(285)	—	—
Accrued expenses	—	(371)	—	(371)	(371)	—	—
Convertible loan notes	12%	(500)		(500)	—	—	(500)

		10,774	—	10,774	2,299	—	8,475

	2008
	Effective	Recognised	Contractual	Total
	interest	asset /	interest	Contractual	6 months	6-12
In thousands of pounds	rate	(liability)	payable	cash flow	or less	months	1-5 years

Loans to subsidiary undertakings	—	15,986	—	15,986	—	—	15,986
Bank deposits	6%	4,353	—	4,353	3,662	—	691
Amortised cost:
Trade payables	—	(100)	—	(100)	(100)	—	—
Amounts payable to subsidiary undertakings	—	(220)	—	(220)	(220)	—	—
Accrued expenses	—	(207)	—	(207)	(207)	—	—
Borrowings	4%	(1,980)	—	(1,980)	(1,980)	—	—
Convertible loan notes	8%	(2,990)	(60)	(3,050)	(3,050)	—	—

		14,842	(60)	14,782	(1,895)	—	16,677

3. Intangible Assets

Software and
systems
In thousands of pounds	development

Cost:
At 1 January 2008	10
Additions	—

At 1 January 2009	10
Additions	—

At 31 December 2009	10

Accumulated depreciation:
At 1 January 2008	2
Charge for the year	3

At 1 January 2009	5
Charge for the year	5

At 31 December 2009	10

Net book value:
At 31 December 2009	—

At 1 January 2009	5
At 1 January 2008	8

4. Investment in subsidiaries

In thousands of pounds

At 1 January 2008	30,731

Acquisition of DoveBid, Inc.	15,511
Impairment of investments	(14,912)
Capital contribution to subsidiary undertaking	321

At 1 January 2009	31,651
Impairment of investments	(11,496)
Capital contribution to subsidiary undertaking	206
Additional investment in subsidiary	2,512

At 31 December 2009	22,873

An impairment review was performed on the company investments resulting in a charge of £11,496 thousand. Full details of the assumptions underlying the impairment calculations are set out in note 16 to the consolidated accounts.
Further details of the investments held by the company are contained in note 31 to the consolidated accounts.
5. Investment in associate

In thousands of pounds	2009	2008

Investment in ZetaBid associate	—	68

Notes to the company financial statements continued
For the year ended 31 December 2009
6. Trade and other receivables

In thousands of pounds	2009	2008

Current
Taxes Receivable	68	—
Prepayments	13	30

	81	30

7. Cash and cash equivalents

In thousands of pounds	2009	2008

Own cash on hand and at bank	100	—
Short-term bank deposits	2,973	4,353

	3,073	4,353

8. Trade and other payables

In thousands of pounds	2009	2008

Trade payables	118	100
Amounts payable to subsidiary undertakings	285	220
Social security and other taxes	40	25
Accrued expenses	371	207

	814	552

9. Borrowings

In thousands of pounds	2009	2008

Current
Bank loans and overdrafts	—	1,980
Convertible loan notes	—	2,990

	—	4,970

In thousands of pounds	2009	2008

Non-current
Convertible loan notes	500	—
The convertible loan notes are denominated in sterling, mature on 31 December 2011 and bear interest at 12% per annum, payable quarterly in arrears. The notes are convertible at any time into 1p Ordinary shares at a price of 2.8p per share.

10. Share capital and premium

	Number of shares in thousands			In thousands of pounds
		Redeemable
		deferred		Ordinary	Deferred	Share
	Ordinary 5p	shares	Ordinary 1p	Share Capital	Share Capital	premium

01-Jan-08 Opening balance	264,998	—	—	13,250	—	9,578

25-Feb-08 Issue of share capital to finance the acquisition of DoveBid, Inc.	185,000	—	—	9,250	—	9,250
25-Feb-08 Proceeds from shares issued	21,660	—	—	1,083	—	1,083
25-Feb-08 Less: cost of share issue	—	—	—	—	—	(1,039)

01-Jan-09 Opening balance	471,658	—	—	23,583	—	18,872

02-Jan-09 Sub-division of ordinary shares	(471,658)	471,658	471,658	(18,866)	18,866	—
25-Jun-09 Cancellation of own shares held	—	(4,239)	(4,239)	(42)	(170)	—
11-Sep-09 Proceeds from shares issued	—	—	265,723	2,657	—	2,126
11-Sep-09 Conversion of loan notes	—	—	241,288	2,413	—	1,923
11-Sep-09 Cancellation of redeemable deferred shares held	—	(467,419)	—	—	(18,696)	—
11-Sep-09 Less: cost of share issue	—	—	—	—	—	(426)

31-Dec-09 Closing balance	—	—	974,430	9,745	—	22,495

The authorised share capital is set out in the table below:

In thousands of pounds	2009	2008

Authorised ordinary shares of 1p each 1,613,367 thousand	16,134	—
Authorised redeemable deferred shares of 4p each 471,658,157	—	—
Authorised ordinary shares of 5p each 700,000 thousand	—	35,000

Equity ordinary shares to be issued of 1p each (2008: 5p each) 5,420 thousand	542	542

On 2 January, shareholders approved the sub-division of each issued 5p Ordinary share into one new 1p Ordinary share and one effectively worthless 4p Redeemable Deferred share. The company had the right at any time to redeem all of the Redeemable Deferred shares for an aggregate consideration of £0.01, and these were redeemed and cancelled on 25 June and 11 September. The Redeemable Deferred shares had no voting rights, no rights to dividends and negligible rights on a return of capital. The Redeemable Deferred shares were not listed on any stock exchange and were not capable of transfer. No share certificates were issued for any of the Redeemable Deferred shares.
On 25 June, the company cancelled 4,239 thousand 1p Ordinary shares and 4,239 thousand 1p Redeemable Deferred shares that it was holding.
On 11 September, in addition to cancelling the remaining Redeemable Deferred shares, the company issued 250,723 thousand new 1p Ordinary shares for cash, 241,288 thousand 1p Ordinary shares in return for £4,500 thousand of 2011 convertible loan notes and 15,000 thousand new 1p Ordinary shares in settlement of a restructuring fee payable to the converting note holders.
11. Own shares held in trust

In thousands of pounds

At 1 January 2008	(1,042)

Transfer of shares	68

At 1 January 2009	(974)

Cancellation of own Shares held	888
Transfer of shares	86

At 31 December 2009	—

Zero (2008: 6,943 thousand) 1p ordinary shares of GoIndustry-DoveBid plc are held in trust.

Notes to the company financial statements continued
For the year ended 31 December 2009
12. Capital redemption reserves

In thousands of pounds

At 1 January 2008 and 2009	—

Cancellation of own shares held	18,908

At 31 December 2009	18,908

13. Other reserves

		Share
	Acquisition	options
In thousands of pounds	reserve	reserve	Total

At 1 January 2008	18,624	944	19,568

Share based payments	—	57	57
Capital contribution to subsidiary undertaking	—	321	321

At 31 December 2008	18,624	1,322	19,946

Share based payments	—	44	44
Capital contribution to subsidiary undertaking	—	206	206

At 31 December 2009	18,624	1,572	20,196

The acquisition reserve arose on the reverse acquisition of GoIndustry AG by GoIndustry-DoveBid plc.
14. Accumulated losses

In thousands of pounds

At 1 January 2008	(1,138)
Loss for the year	(14,260)

At 1 January 2009	(15,398)

Loss for the year	(21,912)
Cancellation of shares	(888)

At 31 December 2009	(38,198)

15. Related party transactions
During the year the company has entered into transactions with subsidiary companies of the GoIndustry DoveBid group of £2,038 thousand (2008: £958 thousand) comprising of interest, management fees and loans. Balances with these companies at 31 December 2009 and 2008 are detailed in note 8 and the statement of financial position.
The total remuneration of the key management of GoIndustry-DoveBid plc (the company) in the year was as follows:

In thousands of pounds	2009	2008

Short-term employee benefits	410	1,588
Post-employment benefits	173	79
Share based payments	44	99

	627	1,766